UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For use of the Commission only (as permitted by

Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

GENEREX BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

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GENEREX BIOTECHNOLOGY CORPORATION

555 Richmond Street West, Suite 604

Toronto, Ontario M5V 3B1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 22, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Generex Biotechnology Corporation ("Generex") that will be held on Thursday, May 22, 2014, at 12:00 p.m. (local time), at 201 Bridgeland Avenue, Toronto, Ontario, M6A 1Y7 for the following purposes, as set forth in the accompanying Proxy Statement:

1.	To elect five directors;

2.	To ratify the appointment of MNP LLP as independent public accountants for the year ending July 31, 2014;

3.	To approve an amendment to our Restated Certificate of Incorporation to effect, at any time prior to December 31, 2015, a reverse stock split of our common stock at an exchange ratio to be determined and to proportionately reduce the number of shares of the common stock authorized for issuance (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors);

4.	To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies to vote in favor of the proposals set forth in Item 3;

5.	To approve an amendment to the Generex Biotechnology Corporation 2006 Stock Plan and to approve the 2006 Stock Plan, as amended; and

6.	To conduct any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors has established the close of business on March 31, 2014, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Generex is complying with the Securities and Exchange Commission rule that permits us to furnish proxy materials to stockholders on the Internet. This Notice and the Proxy Statement are being made available to stockholders on or about April 11, 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2014: The proxy statement for the annual meeting of stockholders will be made available to stockholders on the Internet at www.generex.com/proxy.

Your vote is very important. Whether or not you plan to attend the annual meeting of stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By order of the Board of Directors,

/s/ David A. Brusegard

David A. Brusegard

Secretary

April 1, 2014

GENEREX BIOTECHNOLOGY CORPORATION

555 Richmond Street West, Suite 604

Toronto, Ontario M5V 3B1

PROXY STATEMENT

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ABOUT THE ANNUAL MEETING AND VOTING AT THE MEETING

Why am I being furnished this Proxy Statement?

This Proxy Statement is provided to the stockholders of Generex in connection with the solicitation by our Board of Directors of proxies for use at our annual meeting of stockholders to be held on Thursday May 22, 2014 at 201 Bridgeland Avenue, Toronto, Ontario, M6A 1Y7, and any adjournments or postponements thereof. Generex’s Annual Report to Stockholders in respect of the fiscal year of Generex ended July 31, 2013, as amended, including financial statements, accompanies this Notice and Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be regarded as part of the proxy solicitation material.

What are the items of business for the meeting?

The items of business for the meeting are as follows:

·	To elect five directors;
·	To ratify the appointment of MNP LLP as independent public accountants for the year ending July 31, 2014;
·	To approve an amendment to our Restated Certificate of Incorporation to effect, at any time prior to December 31, 2015, a reverse stock split of our common stock at an exchange ratio to be determined and to proportionately reduce the number of shares of the common stock authorized for issuance (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors);
·	To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies to vote in favor of the proposals set forth in Items 3 on the proxy card;
·	To approve an amendment to the Generex Biotechnology Corporation 2006 Stock Plan and to approve the 2006 Stock Plan, as amended; and
·	To conduct any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

What if I received in the mail a Notice of Internet Availability of Proxy Materials?

In accordance with rules adopted by the Securities and Exchange Commission (SEC), we are providing access to our proxy materials over the Internet. Accordingly, on or about April 11, 2014, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request a printed copy of our proxy materials for the 2014 annual meeting. If you wish to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

You may vote if you owned shares of Generex’s common stock as of the close of business on March 31, 2014, which is the record date. You are entitled to one vote for each share of common stock that you own. As of March 31, 2014, we had 736,983,806 shares of common stock outstanding.

How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

·	By Internet — We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com.
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·	By Telephone — You may vote and submit your proxy by calling 1-800-690-6903.
·	By Mail — If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. Certain of these institutions offer telephone and Internet voting. Please refer to the information forwarded by your bank, broker or other nominee to see which options are available to you.

What shares can I vote?

You may vote all shares owned by you as of the close of business on March 31, 2014, the record date. These shares include:

·	Shares held directly in your name as the stockholder of record; and
·	Shares of which you are the beneficial owner but not the stockholder of record (typically referred to as being held in “street name”). These are shares that are held for you through a broker, trustee or other nominee such as a bank.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the polls close at the meeting. You may change you vote by:

·	Signing another proxy card with a later date and returning it to us prior to the meeting.
·	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on May 21, 2014.
·	Voting at the meeting if you are the stockholder of record.
·	Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

Our principal executive offices are located at 555 Richmond Street West, Suite 604, Toronto, Ontario M5V 3B1, and our telephone number is (416) 364-2551.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, vote by telephone, return your proxy, or vote by ballot at the 2014 annual meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. Item 2 to ratify the appointment of MNP LLP as our independent public accountants and Item 3 to approve the reverse stock split are considered routine matters. The following are considered non-routine matters: Item 1 to elect directors, and Item 5 to approve the amendment to the 2006 Plan. Your brokerage firm cannot vote your shares with respect to Items 1 or 5 unless they receive your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the 2014 annual meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this Proxy Statement.

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What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

·	For the election of the nominees for director named on page 5 of this Proxy Statement;
·	For the ratification of the appointment of MNP LLP as independent public accountants for the year ending July 31, 2014;
·	For the approval of the amendment to our Restated Certificate of Incorporation to effect, at any time prior to December 31, 2015, a reverse stock split of our common stock at an exchange ratio to be determined and to proportionately reduce the number of shares of the common stock authorized for issuance (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors ;
·	For the approval of the adjournment of the Generex special meeting, if necessary, to solicit additional proxies for the proposals set forth in Item 3 (increase authorized shares and reverse stock split) on the proxy card.
·	For the approval of the amendment to the 2006 Plan.
·	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or one proxy card?

Your shares are probably registered in more than one account. You should vote all of your shares. We encourage you to consolidate all of your accounts by registering them in the same name, social security number and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, Broadridge Financial Solutions, at 1-800-733-1121.

May stockholders ask questions at the meeting?

Yes. Generex representatives will answer stockholders’ questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 31, 2014 must be present in person or by proxy at the meeting. This is referred to as a quorum. If a quorum is not present, we expect that the annual meeting will be adjourned until we obtain a quorum.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. Shares voted by banks or brokers on behalf of beneficial owners are also counted as present at the meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting. Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

How many votes are needed for each proposal and how are the votes counted?

The five nominees for director receiving the highest number of votes FOR election will be elected as directors (Item 1 on the Proxy Card). This is called a plurality. Abstentions and broker non-votes are not counted for purposes of electing directors.

The favorable vote of a majority of shares of our common stock outstanding will be required for the reverse stock split (Item 3 on the Proxy Card). Abstentions and broker non-votes will have the effect of negatives votes on Item 3. Item 3 is considered a routine matter on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions.

The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the particular proposal will be required for:

·	the ratification of the appointment of MNP LLP as independent public accountants for the year ending July 31, 2014 (Item 2 on the Proxy Card);
·	the adjournment of the annual meeting, if necessary, to solicit additional proxies to vote in favor of the proposal set forth in Item 3 (Item 4 on the Proxy Card);

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·	the approval of the amendment to the 2006 Plan (Item 5 on the Proxy Card); and
·	any other proposal that might properly come before the meeting.

Abstentions will be counted toward the tabulation of votes cast on Items 2, 4 and 5 and will have the effect of negative votes. Items 2 and 3 are considered routine matters on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Item 4 and Item 5 are not considered routine matters, and brokers will not be permitted to vote on Item 4 or Item 5 if the beneficial owners fail to provide voting instructions. Broker non-votes will have the effect of negative votes.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is Generex aware of any other item of business that will be presented at the meeting?

The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Who can answer any questions I may have about the annual meeting of stockholders and voting my shares?

Shareholders may contact Alliance Advisors, Generex's proxy solicitation agent for the annual meeting of stockholders, toll-free at 877-777-5092.

Where do I find the voting results of the annual meeting?

We will report the voting results in a current report on Form 8-K within four business days after the end of the annual meeting.

Who bears the costs of soliciting these proxies?

We have hired Alliance Advisors to assist us in soliciting proxies in connection with the annual meeting. We will pay Alliance’s fees, which we expect to be approximately $7,500, plus all expenses for such services. In addition, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders. All costs and expenses of any solicitation, including the cost of preparing this proxy statement and posting it on the Internet and mailing the Notice of Internet Availability of Proxy Materials, will be borne by Generex.

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ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

How many directors will be elected at the meeting?

Five directors are to be elected at the annual meeting of stockholders.

What is the term of office for each director elected at the meeting?

All directors will be elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

Who are the nominees for election as directors?

The persons named below have been approved by our full Board of Directors as nominees for election as directors. All of the nominees currently serve as our directors.

Name	Age	Position Held with Generex	Director Since

John P. Barratt	69	Chairman and Independent Director	March 2003
Brian T. McGee	53	Independent Director	March 2004
Mark A. Fletcher	48	President and Chief Executive Officer, General Counsel	June 2011

James H. Anderson, Jr., M.D.	67	Nominee	June 2011
Eric Von Hofe, Ph.D.	59	Nominee and President of Antigen Express, Inc.	June 2011

Biographical Information of Nominees for Directors:

John P. Barratt. Independent Director since March 2003 and Chairman of the Board since September 2010. Mr. Barratt is currently the Chairman of the Generex Compensation Committee and a member of the Generex Audit Committee and the Generex Corporate Governance and Nominating Committee. Mr. Barratt served as the Board Liaison Officer of The Caldwell Partners International from July 2006 until May 2009. From April 2005 to July 2006, Mr. Barratt served as Chief Operating Officer of The Caldwell Partners International. The Caldwell Partners International is a Canadian-based human capital professional services company. Mr. Barratt from January 2002 until February 2007 served as the court-appointed Responsible Person and Liquidation Manager of Beyond.com Corporation, Debtor-in-Possession, a U.S. Chapter 11 Bankruptcy case, in which capacity Mr. Barratt reported to the bankruptcy court and to the U.S. Trustee’s Office. From September 2000 to January 2002, Mr. Barratt acted in the capacity of Chief Operating Officer of Beyond.com Corporation, an electronic fulfillment provider. Between 1996 and 2000, Mr. Barratt was partner-in-residence with the Quorum Group of Companies, an international investment partnership specializing in providing debt and/or equity capital coupled with strategic direction to emerging technology companies. Between 1988 and 1995, Mr. Barratt held a number of positions with Coscan Development Corporation, a real estate development company, the last position of which was Executive Vice-President and Chief Operating Officer. Mr. Barratt currently serves on a number of Boards of Directors, including Brookfield Investments Corporation and BAM Split Corporation. Mr. Barratt also serves as Chairman of the Independent Review Committees of BAM Split Corp. and Brookfield Soundvest Capital Management Ltd. Mr. Barratt is currently the Chief Financial Officer and a member of the Advisory Board of Crystal Fountains Holdings Inc. and also served as interim Chief Financial Officer of its subsidiary, Crystal Fountains Inc. from September 2008 to May 2009 and from May 2011 to present. The Board believes that Mr. Barratt’s wide-ranging business experience in various industries, his extensive service as an executive officer and director in various companies, and his knowledge of finance, combined with his leadership skills and business judgment, provide our Board with valuable financial and operational expertise and leadership skills.

Brian T. McGee. Independent Director since March 2004. Mr. McGee is currently the Chairman of the Generex Audit Committee and a member of the Generex Compensation Committee and the Generex Corporate Governance and Nominating Committee. Mr. McGee has been a partner of Zeifmans LLP ("Zeifmans") since 1995. Mr. McGee began working at Zeifmans shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifmans is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifmans’ business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School. In April 2004 Mr. McGee received his CPA designation from The American Institute of Certified Public Accountants. Mr. McGee has received a certificate in International Financial Reporting Standards issued by The Institute of Chartered Accountants in England and Wales in 2010. The Board believes that Mr. McGee’s knowledge and understanding of accounting and finance, his education and training in accounting and corporate governance, and his extensive experience in the accounting industry, combined with his business acumen and judgment, provide our Board with valuable accounting and financial expertise.

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Mark A. Fletcher, Esq. has served as our President and Chief Executive Officer since March 2011. Mr. Fletcher was elected to serve as a member of the Board of Directors at our annual meeting of stockholders held on June 8, 2011. Mr. Fletcher was appointed interim President and Chief Executive Officer on September 29, 2010 to succeed Anna E. Gluskin, who was terminated as President and Chief Executive Officer on that date. On September 29, 2010, Mr. Fletcher was also appointed Secretary and served as such until June 8, 2011. He served as Executive Vice President and General Counsel since April 2003, and he continues in his role as General Counsel. From October 2001 to March 2003, Mr. Fletcher was engaged in the private practice of law as a partner at Goodman and Carr LLP, a leading Toronto law firm. From March 1993 to September 2001, Mr. Fletcher was a partner at Brans, Lehun, Baldwin LLP, a law firm in Toronto. Mr. Fletcher received his LL.B. from the University of Western Ontario in 1989 and was admitted to the Ontario Bar in 1991. The Board believes that Mr. Fletcher’s wide-ranging legal knowledge and extensive experience as a practicing lawyer, his years of experience in the biotech industry, combined with his managerial skills, business acumen and judgment, provide our Board with valuable legal and operational expertise and leadership skills.

James H. Anderson, Jr., M.D. Independent Director since June 2011. Dr. Anderson is currently Chairman of the Corporate Governance and Nominating Committee and a member of the Generex Compensation Committee, and has served on the Generex Scientific Advisory Board since October 2010. Dr. Anderson is a diabetologist and endocrinologist who has been in the pharmaceutical industry for over 25 years. He is currently CEO and President of Symcopeia, a private drug discovery and development company focused on new mechanisms of action for the treatment of diabetes mellitus, and diabetes related obesity and cardiovascular diseases. From 2005 to 2009, Dr. Anderson served as Senior Medical Director for Diabetes and Cardiometabolic Medicine with Eli Lilly and Company and had medical responsibility for diabetes and cardiometabolic drug development, and drove the clinical development, registration and launch of two families of diabetes care products, Humulin® and Humalog. At Eli Lilly, Dr. Anderson contributed to the inventions of the first recombinant DNA produced human insulin analog products, led multiple clinical drug development projects, was responsible for 6 US NDAs and had clinical responsibility for all insulin products worldwide. Dr. Anderson is an elected Fellow of the Faculty of Pharmaceutical Medicine of the Royal Colleges of Physicians of the UK, was a founding board member of the American Association of Pharmaceutical Physicians and is a Fellow of the American College of Endocrinology. Dr. Anderson has been active in the American Diabetes Association and is a member of the International Diabetes Federation, the European Association for the Study of Diabetes, and the Endocrine Society. Dr. Anderson is a founding editorial board member of two journals for diabetes, and serves on the editorial boards or as a reviewer for 5 other diabetes/endocrine journals. Dr. Anderson is a Clinical Associate Professor of Medicine for the Division of Endocrinology and Metabolism at the Indiana University School of Medicine and was awarded an M.D. from the LSU School of Medicine. Dr. Anderson attained the rank of Lieutenant Colonel in the US Army Medical Corps and during his military career, he served as the Chairman, Department of Clinical Investigation at the Army’s largest healthcare center, and Chief of the Medical Division of the US Army Medical Research Institute for Infectious Diseases. The Board believes that Dr. Anderson’s extensive experience in the pharmaceutical industry, his experience in the diabetes and endocrinology fields, combined with his business experience and judgment, provide our Board with valuable scientific and operational expertise.

Eric von Hofe, Ph.D. Director since June 2011. Dr. von Hofe is currently President of Antigen Express, Inc., a wholly-owned subsidiary of Generex. He has held this position since 2005. Since 2005, he has also been a Vice President of Generex. He has extensive experience with technology development projects, including his previous position at Millennium Pharmaceuticals as Director of Programs & Operations, Discovery Research. Prior to that, Dr. von Hofe was Director, New Targets at Hybridon, Inc., where he coordinated in-house and collaborative research that critically validated gene targets for novel antisense medicines. Dr. von Hofe also held the position of Assistant Professor of Pharmacology at the University of Massachusetts Medical School, where he received a National Cancer Institute Career Development Award for defining mechanisms by which alkylating carcinogens create cancers. He received his Ph.D. from the University of Southern California in Experimental Pathology and was a postdoctoral fellow at both the University of Zurich and Harvard School of Public Health. His work has been published in forty-eight articles in peer-reviewed journals, and he has been an inventor on four patents. The Board believes that Dr. von Hofe 's experience in private and publicly traded companies in the biotechnology industry, including leadership and management positions and his scientific expertise, together with his practical understanding of the requirements for success of both therapeutic and technology development, provide the Board with valuable scientific, business and strategic expertise.

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Are there any family relationships among Generex’s officers and directors?

There are no family relationships among our officers and directors.

What if a nominee is unable or unwilling to serve?

If, for any reason, any of the nominees shall become unavailable for election, the shares represented by proxies may be voted for any substitutes proposed by the Corporate Governance and Nominating Committee and approved by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

What if I return my proxy card but do not provide voting instructions with respect to the election of directors?

The individuals named in the accompanying proxy intend to vote all proxies received by them for the nominees listed above unless otherwise instructed.

What if I do not wish to vote for a particular nominee?

If you do not wish your shares to be voted for any of the nominees, you may so indicate.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the election of each of the five nominees named in this proxy statement to the Board of Directors.

INDEPENDENCE AND COMPENSATION OF DIRECTORS

Director Independence

The Board of Directors currently consists of five members, three of whom are “independent” as defined under applicable rules of the SEC and The NASDAQ Stock Market LLC. The three independent members of the Board of Directors are John P. Barratt, Brian T. McGee, and Dr. James Anderson, Jr. During the fiscal year ended July 31, 2013, the board consisted of five members, including the three independent directors identified in the preceding sentence as well as Mark Fletcher and Dr. Eric von Hofe. Mr. Fletcher and Dr. von Hofe were not independent under applicable SEC and NASDAQ rules.

For a director to be considered independent, the Board must determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

All members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee must be independent directors under NASDAQ rules. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent.

Non-Employee Directors' Compensation

In fiscal 2013, our policy for compensation of non-employee directors was as follows.

·	Non-employee directors (other than the non-executive chairman of the board) receive an annual cash based retainer of $40,000.
·	The non-executive chairman of the board receives an annual cash based retainer of $100,000 per year.

·	At the discretion of the full Board of Directors, nonemployee directors may receive stock options to purchase shares of our common stock or shares of restricted stock each fiscal year. The number and terms of such options or shares is within the discretion of the full Board of Directors.

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·	Nonemployee directors serving on committees of the Board of Directors receive additional cash compensation as follows:

Committee	Chairperson	Member
Audit Committee	$15,000	$5,000
Compensation Committee	$15,000	$5,000
Governance & Nominating Committee	$5,000	$2,000

Directors who are officers or employees of Generex or its subsidiaries do not receive separate consideration for their service on the Board of Directors. The compensation received by Mr. Fletcher as an employee of Generex is shown in the Summary Compensation Table above. The compensation received by Dr. von Hofe as an employee of our subsidiary Antigen is shown in the Director Compensation Table below under “All Other Compensation”.

Fiscal Year 2013 Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards(3)	All Other Compensation		Total
John P. Barratt	$115,333	$0	$0	$0		$115,333
Brian T. McGee	$62,000	$0	$0	$0		$62,000
Nola E. Masterson	$23,250	$0	$0	$0		$23,250
James H. Anderson	$50,000	$0	$0	$60,000	(4)	$110,000
Eric von Hofe	$0	$0	$0	$267,644	(5)	$267,644

(1)	Includes the annual retainer and additional fees earned for directors who chair a Board committee or who serve on a Board committee. Effective October 1, 2011, the directors agreed to defer payment of their board fees due to the current financial position of the company. In June 2013, the Company granted the directors stock options in full and final payment of obligations to pay their deferred board fee amounts covering the period from April 1, 2013 to May 31, 2013. In April 2013, the Company granted the directors stock options in full and final payment of obligations to pay their deferred board fee amounts covering the period from July 1, 2012 to March 31, 2013. In June 2012, the Company granted the directors stock options in full and final payment of obligations to pay their deferred board fee amounts covering the period from October 1, 2011 to June 30, 2012. The options were issued in lieu of cash payment of the deferred compensation amount. The number of options granted was equal to the dollar amount of the deferred board fees for each director divided by the closing price of the Company's common stock on June 4, 2013 ($0.0325), March 5, 2013 ($0.034) and June 6, 2012 ($0.0925), respectively, less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the respective dates of grant and will expire on the fifth anniversary of the dates of grant. The deferred board fee amounts paid in stock options, number of stock options granted and the balance of board fees owing at July 31, 2013 and at July 31, 2012 are listed below. There are no formal agreements for the repayment of the deferred fee amounts owing at July 31, 2013.

	Deferral amount to May 31, 2013	No. of options issued in fiscal 2013	Deferred Fees owing at July 31, 2013
John Barratt	$ 102,667	3,145,784	$ 20,333
Brian McGee	$ 56,833	1,741,416	10,333
Nola Masterson *	$ 0	0	28,417
James Anderson **	$ 78,333	409,836	8,333
Total	$ 237,833	7,323,314	$ 67,416

* Resigned from the board of directors on December 14, 2013. Deferred fees for the period from July 2012 to December 14, 2012 have not been repaid to date.

** Includes $32,500 in Scientific Advisory Board fees paid in stock options rather than cash.

The deferred board fee amounts paid in stock options and number of stock options granted in fiscal 2012 and the balance of board fees which were owing at July 31, 2012 are listed below.

	Deferral amount to June 30, 2012	No. of options issued in fiscal 2012	Deferred Fees owing at July 31, 2012
John Barratt	$ 84,000	918,033	9,333
Brian McGee	$ 46,500	508,197	5,167
Nola Masterson	$ 46,500	508,197	5,167
James Anderson	$ 37,500	409,836	4,167
Total	$ 214,500	2,344,263	$ 23,834

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(2) There were no restricted stock awards to directors in fiscal year 2013. As of July 31, 2013, the aggregate number of shares underlying stock awards previously granted to each non-employee director and former director was as follows: Mr. Barratt (150,000), Ms. Masterson (100,000) and Mr. McGee (150,000).

(3) There were no incentive stock options granted to the directors in fiscal 2013. A portion of deferred board fees were repaid by the issuance of stock options which were granted in lieu of cash payment of the deferred compensation amount as described in footnote (1) directly above. At fiscal year end, the total number of stock options, inclusive of the stock options related to the salary deferrals in the tables above, held by each non-employee director was as follows: Mr. Barratt (4,869,531), Mr. McGee (2,755,327) and Dr. Anderson (2,845,950). Dr. von Hofe, who is an employee of our subsidiary Antigen, held 3,920,769 options at fiscal year-end.

(4) Includes payments received as a member of the Scientific Advisory Board of $5,000 per month for the period from August 2012 through July 2013 of which $27,500 was paid in cash and $32,500 in stock options.

(5) Represents employment income earned as president of Antigen for the fiscal year ended July 31, 2013. Effective October 1, 2011, Dr. von Hofe agreed to defer a portion of his salary and Dr. von Hofe’s base salary was reduced from $260,481 to $174,522 as of that date. The Company granted Dr. von Hofe 2,859,477 options in total on June 6, 2013 (682,210) and April 1, 2013 (2,177,267), in full and final payment of obligations to pay Dr. von Hofe’s deferred salary amount covering the periods from April 1, 2013 to June 30, 2013 and June 1, 2012 to March 31, 2013, respectively. The options were issued in lieu of cash payment of the deferred compensation amount. The number of options granted to Dr. von Hofe was equal to the dollar amount of his deferred salary ($93,122) divided by the respective closing prices of the Company's common stock on June 4, 2013 ($0.0325) and March 5, 2013 ($0.034) , less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the dates of grant and will expire on the fifth anniversary of the dates of grant. At July 31, 2013, there is a deferred salary balance of $7,163 owing to Dr. von Hofe which is not reflected above and is expected to be repaid in a similar manner in fiscal 2014. There is no formal agreement for the repayment of this amount and if it is repaid, it will be reflected in Dr. von Hofe’s compensation for fiscal 2014.

CORPORATE GOVERNANCE

Code of Ethics

Generex has adopted a code of ethics that applies to its directors and the following executive officers: the President, Chief Executive Officer, Chief Financial Officer (principal financial/accounting officer), Chief Operating Officer, any Vice-President, Controller, Secretary, Treasurer and any other personnel performing similar functions. We also expect any consultants or advisors whom we retain to abide by this code of ethics. The Generex Code of Ethics has been posted on Generex's Internet web site - www.generex.com.

Board Structure; Risk Oversight; Risk Assessment of Compensation Policies and Practices

The business affairs of Generex are managed under the direction of our Board of Directors. The Board is actively involved in oversight of risks that could affect Generex. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of two of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Generex. The Board believes its administration of its risk oversight function has not affected the Board's leadership structure.

Management has conducted a risk assessment of Generex's compensation policies and practices relating to executive and non-executive employees. Management has concluded that Generex’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee has reviewed and concurred with management's conclusion. In assessing risk, management reviewed, among other things:

(i)	all key incentive compensation plans to ensure that they are aligned with our compensation philosophy which aims to:

a)	motivate executives and employees to achieve our business objectives,

b)	align employee and shareholder interests,

c)	recognize individual contributions and overall business success, and

d)	ensure that compensation policies include performance metrics that meet and support corporate goals.

(ii)	the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives.

The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the company. Management identified no such plans or practices.

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Board Meetings; Annual Meeting Attendance

During the fiscal year ended July 31, 2013, the Board of Directors held 5 meetings and took action by unanimous consent 6 times. During the fiscal year ended July 31, 2013, no director attended fewer than 75% of the Board of Directors meetings that were held, and no director attended fewer than 75% of the meetings held by all committees of the Board on which he or she served.

We currently expect all of our directors to be in attendance at the 2014 annual meeting of Stockholders. It has been customary for our directors to attend our annual meetings of stockholders. All of our directors attended the 2013 Annual Meeting of Stockholders.

The Board of Directors has established a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee, which was established on March 1, 2000 in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, met 5 times during the fiscal year ended July 31, 2013. During fiscal 2013, the Audit Committee consisted of Brian T. McGee (Chair) and John P. Barratt, each of whom satisfied the independence requirements under NASDAQ Listing Rules for audit committee members. Members of the Audit Committee also satisfied the separate SEC independence requirement, which provides that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from Generex or any of its subsidiaries other than their directors’ compensation. All of the members of the Audit Committee attended all of the meetings that they were eligible to attend during fiscal 2013.

The Audit Committee reviews and discusses with Generex's management and its independent auditors the audited and unaudited financial statements contained in Generex's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively. Although Generex's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures, the Audit Committee reviews and discusses the reporting process with management on a regular basis. The Audit Committee also discusses with the independent auditors their judgments as to the quality of Generex's accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements, as well as such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has adopted a written charter, which was amended on October 30, 2003. A copy of the Audit Committee charter is reproduced as Appendix A to this Proxy Statement.

Compensation Committee

The Compensation Committee was formed on July 30, 2001 and met twice during the fiscal year ended July 31, 2013. During the fiscal year ending July 31, 2013, the Compensation Committee consisted of three non-employee directors: John P. Barratt (Chair), James H. Anderson and Brian T. McGee. In fiscal 2013, all of the members of the Compensation Committee attended all of the meetings of the Compensation Committee that they were eligible to attend.

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors compensation programs and policies for our President and Chief Executive Officer, General Counsel, our Chief Operating Officer and Secretary and our Chief Financial Officer and Treasurer, who currently comprise Generex’s executive management team. The Compensation Committee has the authority to use a compensation consultant to assist the Compensation Committee in the evaluation of the compensation of our executive management team and other executive officers and to consult with other outside advisors to assist in its duties to the Company. The Compensation Committee does not have a written charter.

The Compensation Committee does not delegate its authority. Members of our senior management team and other executive officers do not attend meetings of the Compensation Committee.

In fiscal 2010, the Compensation Committee directly engaged a compensation consultant, J. Thelander Consulting, in its determination of executive compensation. In November 2009, the Compensation Committee undertook a comprehensive review of compensation for the named executives. As part of the review the Compensation Committee engaged a compensation consultant, J. Thelander Consulting. A significant portion of the consultant’s review consisted of benchmarking Generex’s named executive compensation against similar positions at public companies in the biotechnology and pharmaceutical industry. The list of companies considered primarily had market capitalizations between $80 and $160 million which was considered comparable to Generex’s market capitalization. The compensation consultant provided no other services to Generex during fiscal 2010. In the fiscal year ended July 31, 2013, the Compensation Committee did not engage any compensation consultants or engage in benchmarking activities, however the November 2009 review of compensation for the then named executives was considered when making salary recommendations in fiscal 2013.

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Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee was formed on May 29, 2007 and met twice during the fiscal year ended July 31, 2013. During the fiscal year ending July 31, 2013, the Compensation Committee consisted of three non-employee directors: James H. Anderson (Chair), John P. Barratt and Brian T. McGee. In fiscal 2013, all of the members of the Corporate Governance and Nominating Committee attended all of the meetings of the Corporate Governance and Nominating Committee that they were eligible to attend. The Corporate Governance and Nominating Committee has a charter, which was adopted on May 29, 2007. A copy of the charter is attached as Appendix B to this Proxy Statement.

The Corporate Governance and Nominating Committee will consider candidates whom the stockholders of Generex put forward. The name, together with the business experience and other relevant background information of a candidate, should be sent to David Brusegard, Secretary of Generex, at Generex’s principal executive offices located at 555 Richmond Street West, Suite 604, Toronto, Ontario, Canada M5V 3B1. Mr. Brusegard will then submit such information to the chair of the Corporate Governance and Nominating Committee for the Committee’s review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. After full consideration, the stockholder proponent will be notified of the decision of the committee.

The Corporate Governance and Nominating Committee will seek to identify director candidates with the highest personal and professional ethics, integrity and value and diverse experience in business, finance, pharmaceutical and regulatory matters, and other matters relevant to a company such as Generex. The Corporate Governance and Nominating Committees also will require that director nominees have sufficient time to devote to the company’s affairs. The charter of the Corporate Governance and Nominating Committee sets forth the policy with regard to the consideration of diversity in identifying director nominees and calls for periodic review of director recruitment and selection protocols so that diversity remains a component of any director search. The Corporate Governance and Nominating Committee is charged with developing a formal list of qualifications for members of the Board of Directors as mandated by its charter and criteria to assist the Board in attaining diversity of background and skills in director candidates, but the Committee has yet to develop such a list or criteria.

In accordance with our bylaws, the Board of Directors is permitted to increase the number of directors and to fill the vacancies created by the increase until the next annual meeting of stockholders.

To date, the Corporate Governance and Nominating Committee has not engaged any third party to assist it in identifying director candidates.

Director Nominations by Stockholders

Any stockholder entitled to vote for the election of directors may nominate a person for election to the Board of Directors at the annual meeting. Any stockholder wishing to do so must submit a notice of such nomination in writing to the Secretary of Generex at Generex's principal offices located at 555 Richmond Street West, Suite 604, Toronto, Ontario, Canada M5V 3B1 not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of nomination by a stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of nomination must provide information about both the nominee and the nominating stockholder, as required by Generex's bylaws. A copy of these bylaw requirements will be provided upon request in writing to David Brusegard, Secretary of Generex, at Generex’s principal executive offices.

Communications with Directors

Interested parties who wish to make any concerns known to non-management directors may submit communications at any time in writing to: David Brusegard, Secretary of Generex, Generex Biotechnology Corporation, 555 Richmond Street West, Suite 604, Toronto, Ontario, Canada M5V 3B1. The General Counsel will determine, in his good faith judgment, which communications will be relayed to the non-management directors.

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EXECUTIVE COMPENSATION

Compensation, Discussion & Analysis

Compensation Philosophy

We are a development stage company focused on research, development, and commercialization of our proprietary drug delivery platform for administration of large molecule drugs to the oral cavity through a hand-held aerosol spray applicator. We are in the process of developing proprietary formulations of drugs that can be delivered through an oral spray thereby eliminating the need for injections and have focused on our Oral-lyn™ insulin formulation, which is administered as a spray into the oral cavity. We also have a subsidiary, Antigen Express, which focuses on developing proprietary immunomedicines.

As a development stage company, our future depends on the ability of our executives to obtain necessary regulatory approvals to launch Oral-lyn™ in key markets such as the United States, Canada, and Europe, as well as furthering the development of other products in our pipeline through the clinical trial and regulatory process. Attracting, retaining, and motivating key executives who can lead Generex through this process is critical to our success. We have a small executive team that works together closely. Our executives perform multiple roles and need to be able to respond to changing market dynamics quickly.

For these reasons, we seek to ensure that our compensation programs are competitive with similarly sized companies with which we compete for executive talent. The goals of our executive compensation program are to attract and retain top executives, to motivate executives to achieve our business objectives, to align executive and shareholder interests, and to recognize individual contributions and overall business success.

During the fiscal year ended July 31, 2013, the Compensation Committee of the Board of Directors evaluated the types and amounts of compensation that it believed were appropriate for our President and Chief Executive Officer, our Chief Operating Officer and our Chief Financial Officer, who are considered Generex’s policy making executives and who are listed in the Summary Compensation Table on page 10. We refer herein to these executives as the “named executives.”

In addition to the compensation of our named executives, the Compensation Committee also reviews and approves the compensation of members of our senior management, including the President of our subsidiary, Antigen Express, Inc.

The Board of Directors appointed two of the three current members of the Compensation Committee on May 28, 2008 following the 2008 Annual Meeting of the Stockholders. The third member was appointed on June 8, 2011 following the 2011Annual Meeting of the Stockholders. All three current members served throughout fiscal 2013. During fiscal 2013, the Compensation Committee convened twice to evaluate and discuss compensation for the named executives with respect to stock awards during the fiscal year ended July 31, 2013, bonuses for the fiscal year ended July 31, 2012 and base salaries for the calendar year ended December 31, 2013.

Historically, the key components of our executive compensation have been base salary, cash bonuses, and equity incentives, including stock bonuses, restricted stock, and stock options awarded at the discretion of our Compensation Committee and Board of Directors. As a development stage company, we have reviewed compensation of our named executives annually and at the discretion of the Compensation Committee as warranted by our financial condition and achievement of our business goals. While the elements of compensation are considered separately, the Compensation Committee ultimately considers the value of the total compensation package provided to the individual named executive.

The Compensation Committee believes the company’s compensation program must take into account the following factors:

•	past levels of compensation adjustments;
•	the expected transition of the company from a development stage company to an operating company;
•	the nature of the regulatory approval process for the company’s products; and
•	the potential for growth of the company in the event that regulatory approvals are obtained.

In fiscal 2013, the Compensation Committee reviewed, but did not implement any changes to base salaries for any of the named executives and did not award any equity incentive awards or cash bonuses to the named executives during fiscal 2013 for fiscal 2012 performance and contributions. The Compensation Committee has not made any determinations as to bonuses or equity awards for the named executives with respect to performance or contributions for the fiscal year ended July 31, 2013, but the Compensation Committee expects to consider the matter in the future during fiscal 2014.

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In administering the executive compensation program, our Compensation Committee has relied upon market data provided on a periodic basis by external consultants, as well as its own understanding and assessment of executive compensation trends. In its consideration of compensation for the named executives, the Compensation Committee has reviewed compensation data for pharmaceutical and biotechnology companies, market data provided by external compensation consultants, compensation data compiled by a third-party compensation data firm and publicly available executive compensation data for publicly traded companies.

Use of Compensation Consultant and Benchmarking

In the fiscal year ended July 31, 2013, the Compensation Committee did not engage any compensation consultants or engage in benchmarking activities. The Compensation Committee last undertook a comprehensive review of compensation and engaged a compensation consultant in November 2009, but expects to do so again in the future before any significant changes are made to compensation for the named executives.

Determination of Compensation

The Compensation Committee typically makes compensation determinations, including any increases in base salary for the next calendar year and any bonuses in respect of the prior fiscal year, before or during the first calendar quarter of each year. The Compensation Committee follows such a schedule in order to eliminate the need to award retroactive salary increases. In addition, the Compensation Committee intends to review compensation arrangements in the first calendar quarter to ensure that compensation levels are appropriate in light of Generex’s financial position and performance at that time. Due to the current financial position of the company, the Committee did not follow such a schedule in fiscal 2013.

In considering whether to award bonuses in respect of fiscal year 2012 or to make changes to base compensation for calendar year 2013, the Compensation Committee primarily considered the Company’s current financial position and no increases were made to base salary, nor were any cash bonuses or stock incentive awards granted to the named executives during fiscal 2013.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation necessary to attract and retain key executives. It is guaranteed compensation to the named executives for performance of core duties. Base salaries for the named executives may be adjusted upon recommendation by the Compensation Committee and ratification by the Board of Directors. Historically, annual base salaries for the named executives have been reviewed periodically relative to the base pay levels for each executive’s position based on the peer group. The Compensation Committee last undertook such a review in November 2009. Levels of base salary are generally targeted at the market’s second quartile (51% – 75%), but also reflect the compensation goals adopted by the Compensation Committee, operational goals determined by management, the named executive’s individual performance, contribution of the named executive to overall corporate performance, and the level of responsibility of the named executive with respect to his or her specific position. The level of base salary also reflects multiple titles and additional responsibilities of the named executives driven by the operational needs of the company.

Salary adjustments for the President and Chief Executive Officer and the Chief Financial Officer were last made to base salary compensation in September 2010 and March 2011, respectively. In determining the levels of the base salary adjustments for the named executives, the Compensation Committee primarily considered the respective executive’s new positions and responsibilities.

In September 2010, in connection with the termination of our former President and Chief Executive Officer, our Executive Vice President and General Counsel was appointed to interim President and Chief Executive Officer. The Compensation Committee recommended, and the Special Committee of the Board of Directors approved a base salary adjustment of $150,000 or 46% to $475,000 effective immediately. The increase was considered appropriate in relation to the assumption of the additional duties and responsibilities of the new role, in addition to his duties as General Counsel, as well as based on the comparison to peer companies prepared by the compensation consultant in fiscal 2010.

In March 2011, the Compensation Committee recommended, and the Special Committee of the Board of Directors approved a base salary adjustment of 12.5% for our VP Finance from $200,000 to $225,000, effective retroactive to January 1, 2011, in connection with his appointment to Chief Financial Officer. The increase was considered appropriate in relation to the assumption of the additional duties and responsibilities of the new role.

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In March 2011, the Compensation Committee recommended, and the Special Committee of the Board of Directors approved the hiring and appointment of our Chief Operating Officer at an annual base salary of $225,000 effective immediately. The base salary was considered appropriate in relation to the salaries of our other executives and the responsibilities of the role of Chief Operating Officer.

Cash Bonuses

Performance-based compensation is a key component of our compensation philosophy. Historically, cash bonuses have been provided to attract, motivate, and retain highly qualified executives on a competitive basis and provide financial incentives that promote company success. From time to time in the past, the Compensation Committee has granted bonuses to reward achievement relative to specific performance objectives. In awarding bonuses, the Compensation Committee considers various factors, including the named executive’s position within Generex, attainment of specific business objectives and performance milestones, and the named executive’s individual contributions thereto. The Committee exercises discretion with respect to the weight that it gives to these and other factors in determining bonuses. The Compensation Committee also retains discretion with respect to whether any bonuses are paid to the named executives, the amounts of any such bonuses, and the form of any such bonuses.

The Compensation Committee did not grant or accrue any bonuses in fiscal 2013, with respect to the fiscal year ended July 31, 2012, in consideration of the current financial position of the company.

Long-Term Incentives and Equity Awards

Our compensation program also includes long-term incentive compensation in the form of equity grants subject to a vesting schedule. We believe such incentive compensation further aligns the interests of management with those of stockholders and enhances shareholder value. Currently, we do not have any long-term cash incentive programs in place for the named executives.

Long-term equity incentive grants are discretionary. In determining whether such grants are warranted, the Compensation Committee considers our compensation strategy, market practice concerning long-term incentives provided to executives at peer companies and within the broader market, and the named executive’s specific roles within Generex. At the present, equity incentive awards are subject to vesting over a period of time and are not tied to specific performance measures.

Equity grants have historically been made through stock options under our various plans, including Generex’s 2001 Stock Option Plan, as amended, and the Amended and Restated 2006 Stock Plan, which also allows grants of restricted stock. We consider the costs to the company of granting stock options under Statement of Financial Accounting Standard (SFAS) 123(R) as compared to the costs to named executives of higher income tax liabilities associated with the granting of restricted stock.

There were no discretionary awards of options to purchase shares of our common stock to our named executives in fiscal 2013, however in February, March and June 2013, the Company granted a total of 24,532,719 options in aggregate to the named executives, certain employees and the directors in full and final payment of obligations to pay such individuals deferred salary or director fees. The options were issued in lieu of cash payment of deferred compensation amounts due to such individuals. The number of options granted to each individual was equal to the dollar amount of deferred salary or fees due to such individual divided by the closing price of the Company's common stock on February 5, 2013 ($0.038), March 5, 2013 ($0.034) and June 4, 2013 ($0.0325). The stock options had an exercise price equal to $0.001 per share and were made pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the date of grant and will expire on the fifth anniversary of the date of grant. The grants were valued at the amount of deferred compensation owed to each such individual.

The number of options that the Compensation Committee recommended, and the board of directors approved, in respect of the above salary deferrals to the named executives described above were as follows:

Named Executive	No. of Shares Underlying Options
Mr. Fletcher	6,731,087
Mr. Fellows	2,524,164
Dr. Brusegard	2,524,164

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Benefits and Perquisites

Named executives may participate in benefit plans that are offered generally to salaried employees such as short and long term disability, health and welfare benefits, and paid time off.

We provide very limited perquisites. During fiscal 2013, we provided our President and Chief Executive Officer a car allowance with an estimated value of $800 per month to compensate use of his car for business purposes.

We do not offer deferred compensation plans, defined benefit plans, supplemental executive retirement plans, supplemental life insurance, benefit restoration plans, or tax gross-ups on change-in-control benefits.

Employment and Severance Agreements

During fiscal 2013, we had terms of employment covering our President and Chief Executive Officer, as described in “Employment Agreements and Potential Payments Upon Termination or Change-In-Control”, which clarify the terms and conditions of his employment. These terms provide clarity concerning the employment relationship and provide a competitive benefit level to the executive, thus promoting stability at the President and Chief Executive Officer position.

We have agreed to provide severance benefits to the President and Chief Executive Officer as set forth in the terms of his employment. The intent of such severance is to provide the President and Chief Executive Officer with financial security in the event of a covered termination (including change in control) and to thus support executive retention. To be eligible for certain benefits, including cash payments, under these arrangements, a named executive must experience a covered termination, which may include a change in control, a material reduction in executive compensation, a material change in duties, or a material breach in the agreement by Generex, The benefits payable to our President and Chief Executive Officer upon a change in control of Generex require two conditions, or “double triggers,” to be satisfied: the change in control must occur, and the named executive’s employment must be terminated, voluntarily or involuntarily, as a result of such event. Under the terms of employment, our President and Chief Executive Officer would receive a benefit upon a change in control only if he terminates his employment in connection with such event.

As of the end of fiscal 2013, each of the current named executive officers held stock options or restricted stock granted pursuant to either the 2001 Stock Option Plan or the 2006 Stock Plan. The 2001 Plan provides that outstanding options will become immediately exercisable and vested upon a change in control, unless the Board of Directors or its designee determines otherwise. In the event that Generex will not be the surviving corporation, the Board or its designee has flexibility under the 2001 Plan to determine how to treat stock options. The 2001 Plan does not condition the acceleration and vesting of stock options in such an event upon an option holder’s termination of employment; however, the terms of the 2001 Plan provide that, unless otherwise provided by the Board or its designee, an option holder can exercise outstanding options after the date of his or her termination of employment only if the option holder voluntarily terminated employment with Generex or was terminated without cause by Generex. Under the terms of the 2006 Plan, unvested stock options and restricted stock will become exercisable or unrestricted, as applicable, thirty days prior to the change-in-control event and such acceleration is not conditioned upon the termination of a participant’s employment with Generex. The 2006 Plan further provides that if Generex is not the surviving corporation as a result of a change in control, all outstanding options that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation, and outstanding grants of restricted stock will be converted to similar grants of equity in the surviving corporation.

Tax and Accounting Considerations

The Compensation Committee considers implications of tax and accounting requirements impacting compensation programs from the perspective of the company and the individual named executive officers. The Compensation Committee may also consider sections of the tax code which impact Generex or individual taxpayers. For U.S. taxpayers, the Committee structures its programs to comply with Section 409A of the Internal Revenue Code.

Given the high individual income tax liabilities which result from the awarding of restricted stock to our executives who are all tax residents of Canada, the Compensation Committee expects to grant future equity awards in the form of stock options for the foreseeable future.

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Compensation Committee Report

The Compensation Committee of Generex Biotechnology Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Generex’s Annual Report on Form 10-K for the year ended July 31, 2013 and in Generex’s 2013 Proxy Statement.

THE COMPENSATION COMMITTEE

John P. Barratt, Chairperson

Brian T. McGee

James H. Anderson, Jr.

Executive Compensation Tables

The following executive compensation tables pertain to the fiscal year ended July 31, 2013. Therefore, the tables contain information relating to the named executives who served as of the fiscal year end and refer to the positions held by such named executives as of July 31, 2013.

Summary Compensation Table

The following table provides information concerning compensation of Generex’s named executives for Generex’s last three completed fiscal years ending July 31, 2013, 2012 and 2011. In respect of fiscal years 2013, 2012 and 2011, the named executives did not receive compensation in the form of non-equity incentive plan compensation or changes in pension value or non-qualified deferred compensation earnings. Therefore, the table below does not include columns for these types of compensation.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Mark A. Fletcher	2013	$273,086	(1)(2)	$0	$0	$219,227	(2)	$0	$492,313
President and	2012	$303,257	(1)(2)	$0	$0	$133,333	(2)	$0	$436,590
Chief Executive Officer	2011	$479,642	(1)	$0	$0	$356,660	(3)(4)	$0	$836,302
Stephen Fellows	2013	$157,363	(5)(6)	$0	$0	$82,212	(6)	$0	$239,575
Chief	2012	$164,985	(5)(6)	$0	$0	$50,000	(6)	$0	$214,985
Financial Officer	2011	$212,788	(5)	$0	$0	$81,338	(3)(4)	$0	$294,126
David Brusegard	2013	$157,363	(7)	$0	$0	$82,212	(6)	$0	$239,575
Chief Operating	2012	$164,985	(7)	$0	$0	$50,000	(6)	$0	$214,985
Officer	2011	$161,465	(7)	$0	$0	$41,940	(4)	$0	$203,405

*Cash compensation is stated in the table in U.S. dollars. To the extent any cash compensation was paid in Canadian dollars, it has been converted into U.S. dollars based on the average Canadian/U.S. dollar exchange rate for the years ended July 31, 2013, July 31, 2012 and July 31, 2011.

(1) This amount reflects a base salary of $325,000 earned by the named executive up until September 28, 2010 and a salary increase to $475,000 as approved by the Special Committee of the Board on September 29, 2011. The amount also reflects a car allowance of approximately $11,000 USD per year paid to the executive in Canadian currency effective as of September 29, 2010.

(2) Effective October 1, 2011, Mr. Fletcher agreed to defer a portion of his salary and Mr. Fletcher’s base salary was reduced from $475,000 to $275,000 as of that date. On June 6, 2013, the Company granted Mr. Fletcher 1,587,300 options in full and final payment of obligations to pay Mr. Fletcher’s deferred salary amount covering the period from April 1, 2013 to June 30, 2013. On April 1, 2013, the Company granted Mr. Fletcher 5,143,787 options in full and final payment of obligations to pay Mr. Fletcher’s deferred salary amount covering the period from June 1, 2012 to March 31, 2013. On June 19, 2012, the Company granted Mr. Fletcher 1,457,195 options in full and final payment of obligations to pay Mr. Fletcher’s deferred salary amount covering the period from October 1, 2011 to May 31, 2012. All of the aforementioned options were issued in lieu of cash payment of deferred compensation owing. The number of options granted to Mr. Fletcher on June 6, 2013 was equal to the dollar amount of his deferred salary ($50,000) divided by the closing price of the Company's common stock on June 4, 2013 ($0.0325), less the option exercise price of $0.001 per share. The number of options granted to Mr. Fletcher on April 1, 2013 was equal to the dollar amount of his deferred salary ($169,230) divided by the closing price of the Company's common stock on March 5, 2013 ($0.034), less the option exercise price of $0.001 per share. The number of options granted to Mr. Fletcher on June 19, 2012 was equal to the dollar amount of his deferred salary ($133,333) divided by the closing price of the Company's common stock on June 6, 2012 ($0.0925), less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the date of grant and will expire on the fifth anniversary of the date of grant. At July 31, 2013, there is a deferred salary balance of $16,667 owing to Mr. Fletcher which is not reflected above and is expected to be repaid in a similar manner in fiscal 2014. There is no formal agreement for the repayment of this amount and if it is repaid, it will be reflected in executive compensation for fiscal 2014.

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(3) This amount reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for option awards granted in March 2010. Such awards were made pursuant to the 2006 Stock Plan. Specifically, amounts reflected in this column relate to options to purchase shares of common stock granted to Mr. Fletcher (300,000 shares) and Mr. Fellows (250,000 shares) on March 8, 2010. The options vest incrementally over two years. The total fair values of the respective option grants are being expensed over the two-year vesting periods for the options. We utilize a closed-form model (Black-Scholes) to estimate the fair value of stock option grants on the date of grant. Assumptions used in the calculation of these amounts are as follows: risk-free interest rate of 0.12%, expected dividend yield of 0.0%, 10 year expected life of options and expected volatility rate of 105.7%. Also included in this column is the incremental fair value, computed as of October 20, 2009 in accordance with FASB ASC Topic 718, with respect to the modified options. While these amounts reflect the aggregate grant date fair value computed in accordance with ASC Topic 718, they may not correspond to the actual value that will be recognized by the option holders.

(4) This amount reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for option awards granted in March 2011. Such awards were made pursuant to the 2001 and 2006 Stock Plans. Specifically, amounts reflected in this column relate to options to purchase shares of common stock Mr. Fletcher (400,000 shares under 2001 Stock Option Plan and 1,100,000 shares under 2006 Stock option Plan), Dr. Brusegard and Mr. Fellows (200,000 shares each under 2001 Stock Option Plan) on March 29, 2011. The options vested upon the grant. We utilize a closed-form model (Black-Scholes) to estimate the fair value of stock option grants on the date of grant. Assumptions used in the calculation of these amounts are as follows: risk-free interest rate of 0.013%, expected dividend yield of 0.0%, 5 year expected life of options and expected volatility rate of 101%.

(5) This amount reflects a base salary of $200,000 earned by the named executive from January 1, 2010 until December 31, 2010 and a salary increase to $225,000 retroactive as of January 1, 2011 as approved by the Special Committee of the Board on March 25, 2011.

(6) Effective October 1, 2011, Mr. Fellows and Dr. Brusegard agreed to defer a portion of their salaries and their respective base salaries were reduced from $225,000 to $150,000 as of that date. On June 6, 2013, the Company granted Mr. Fellows and Dr. Brusegard 595,239 options each in full and final payment of obligations to pay their deferred salary amounts covering the period from April 1, 2013 to June 30, 2013. On April 1, 2013, the Company granted Mr. Fellows and Dr. Brusegard 1,928,925 options each in full and final payment of obligations to pay their deferred salary amounts covering the period from June 1, 2012 to March 31, 2013. On June 20, 2012, the Company granted Mr. Fellows and Dr. Brusegard 546,448 options each in full and final payment of obligations to pay their deferred salary amounts covering the period from October 1, 2011 to May 31, 2012. All of the aforementioned were issued in lieu of cash payment of deferred compensation owing. The number of options granted to each individual on June 6, 2013 was equal to the dollar amount of deferred salary ($18,750 each) divided by the closing price of the Company's common stock on June 4, 2013 ($0.0325), less the option exercise price of $0.001 per share. The number of options granted to each individual on April 1, 2013 was equal to the dollar amount of deferred salary ($63,462 each) divided by the closing price of the Company's common stock on March 5, 2013 ($0.034), less the option exercise price of $0.001 per share. The number of options granted to each individual on June 20, 2012 was equal to the dollar amount of the deferred salary ($50,000 each) divided by the closing price of the Company's common stock on June 6, 2012 ($0.0925), less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the date of grant and will expire on the fifth anniversary of the date of grant. At July 31, 2013, there is a deferred salary balance of $6,250 each owing to both Mr. Fellows and Dr. Brusegard which amounts are not reflected above and are expected to be repaid in a similar manner in fiscal 2014. There are no formal agreements for the repayment of these amounts and if they are repaid, they will be reflected in executive compensation for fiscal 2014.

(7) This amount reflects a base salary of $225,000 earned by the named executive from March 25, 2011, as approved by the Special Committee of the Board on March 25, 2011. Also includes consulting fees paid to named executive in respect to fiscal years ended July 31, 2011 and 2010, prior to his appointment to the position of Chief Operating Officer on March 25, 2011.

Grants of Plan-Based Awards in Fiscal 2013

The following table provides information about equity awards granted to the named executives or modified in the fiscal year ended July 31, 2013, including: (1) the grant date; (2) the number of shares underlying stock options awarded to the named executives, (3) the number of shares underlying existing stock options the terms of which were extended, (4) the exercise price of the stock options awarded or extended, and (5) the grant date fair value of each equity award computed under SFAS 123R.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Mark Fletcher, President & Chief Executive Officer	April 1, 2013	5,143,787(1)	$0.001(2)	$0.033(3)
	June 6, 2013	1,587,300(4)	$0.001(2)	$0.0315(3)
Stephen Fellows, Chief Financial Officer	April 1, 2013	1,928,925(1)	$0.001(2)	$0.033(3)
	June 6, 2013	595,239(4)	$0.001(2)	$0.0315(3)
David Brusegard, Chief Operating Officer	April 1, 2013	1,928,925 (1)	$0.001(2)	$0.033(3)
	June 6, 2013	595,239(4)	$0.001(2)	$0.0315(3)

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(1)	The options were granted on April 1, 2013 pursuant to the terms of our 2006 Stock Plan. The options vested immediately upon the date of the grant.

(2)	The options have an exercise price equal to the par value of the Company’s stock.

(3)	Effective October 1, 2011, Mr. Fletcher, Mr. Fellows and Dr. Brusegard agreed to defer a portion of their salaries and their respective base salaries were reduced. In March and June 2013, the Company granted the named executives stock options in full and final payment of obligations to pay their deferred salary amounts covering the period from June 1, 2012 to March 31, 2013 and April 1, 2013 to June 30, 2013, respectively. The options were issued in lieu of cash payment of deferred compensation amounts owing. The number of options granted was equal to the dollar amount of the deferred salary for each named executive divided by the closing price of the Company's common stock on March 5, 2013 ($0.034) and June 6, 2013 ($0.0325), respectively, less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the dates of grant and will expire on the fifth anniversary of the date of grant. See footnotes (2) and (6) to the “Summary Compensation Table” above for further description of these option grants.

(4)	The options were granted on June 6, 2013 pursuant to the terms of our 2006 Stock Plan. The options vested immediately upon the date of the grant.

Compensation Elements; Employment Agreements and Agreements Providing Payments Upon Retirement, Termination or Change in Control for Named Executives

Historically, the key components of our executive compensation have been base salary, cash bonuses, and equity incentives, including stock bonuses, restricted stock, and stock options awarded at the discretion of our Compensation Committee and Board of Directors. As a development stage company, we have reviewed compensation of our executive management team from time to time and at the discretion of the Compensation Committee when warranted by our financial condition and achievement of our business goals.

Set forth below are the material terms of employment for the President and Chief Executive Officer as of the end of fiscal 2013. The terms of employment provide for certain payments upon retirement, termination or change in control. Such benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2013, such as distributions under the 401(k) savings plan, disability and death benefits and accrued vacation pay.

Terms of Employment for Mr. Fletcher

On March 17, 2003, our Board of Directors approved the terms and conditions of Mr. Fletcher’s employment, prior to his joining Generex on or about April 21, 2003. Pursuant to the terms of his employment, Mr. Fletcher holds the position of Executive Vice President and General Counsel. Subject to termination in accordance with the terms and conditions of his employment, Mr. Fletcher's term of service extends through March 16, 2008, which term has not been formally extended to date. Mr. Fletcher is entitled to receive annual base compensation and may receive additional cash bonuses at the discretion of the Board of Directors.

On September 29, 2010, Generex and Mr. Fletcher agreed to amend the terms of Mr. Fletcher’s employment to provide that the replacement of Ms. Gluskin as a director or Chief Executive Officer will not constitute a “change of control” and to provide for an increase in Mr. Fletcher’s base salary (to $475,000) upon his appointment as interim Chief Executive Officer.  Under the terms of his employment with Generex, Mr. Fletcher is entitled to receive annual base compensation and may receive additional cash bonuses at the discretion of the Board.

The terms of his employment provide that Mr. Fletcher will be bound by standard restrictive covenants prohibiting him from disclosing confidential information about Generex. Either party may give at least 12 months’ notice of non-renewal of the term; if such notice is not given, the term of employment will be indefinite.

Generex may terminate its obligations with respect to Mr. Fletcher’s employment as follows:

(i)	upon 30 days written notice;
(ii)	for “cause”;

(iii)	in the event of Mr. Fletcher’s disability;
(iv)	in the event of Mr. Fletcher’s death; or

(v)	in the event of Mr. Fletcher voluntarily resigning.

Mr. Fletcher may terminate his obligations upon 30 days written notice upon:

(a)	a material change in his duties,
(b)	a material reduction in compensation,
(c)	a material breach or default by Generex, or
(d)	a change in control of Generex.

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In the event that Mr. Fletcher terminates his employment voluntarily (and not under the circumstances described in (a), (b), (c) or (d) above) or Generex terminates his employment under the circumstances described in (ii), (iii), (iv) or (v) above, Mr. Fletcher will be entitled only to that portion of his base salary due and owing as of his last day worked, less any amounts owed to Generex. Under these circumstances, he will not be entitled to any bonus or incentive compensation.

If Generex terminates Mr. Fletcher’s employment under the circumstance described in (i) above (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to (a), (b), (c) or (d) above, Mr. Fletcher will be entitled to receive a lump sum severance payment on the termination date in an amount equal to 18 months of base salary plus the average annual bonus paid to him during each fiscal year of the term of his employment and he will be entitled to participate in and receive benefits for 18 months after the termination date. Mr. Fletcher will have 90 days after the eighteenth month anniversary of the termination date to exercise vested options, and all unvested options that he holds will accelerate and fully vest on the termination date. He has no duty to mitigate his damages based on the termination of employment.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information on the current holdings of stock option by the named executives. This table includes unexercised and unvested option awards as of July 31, 2013. Each equity grant is shown separately for each named executive. The vesting schedule for each outstanding award is set forth in the footnotes to the table. We do not have any current “stock awards” or “equity incentive plans” as defined in Regulation S-K Item 402(a)(6)(iii); thus, the columns relating to stock awards and equity incentive awards are not included in the table below.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mark E. Fletcher, Executive Vice President and General Counsel	6-6-2013	1,587,300 (1)	0	$0.001	6-6-2018
	4-1-2013	5,143,787 (1)	0	$0.001	4-1-2018
	6-20-2012	1,457,195 (1)	0	$0.001	6-19-2017
	3-25-2011	1,500,000(2)	0	$0.282	3-25-2016
	3-8-2010	300,000(3)	0	$0.64	3-8-2020
	12-13-2004	250,000(4)	0	$0.61	10-26-2014
	4-5-2005	327,869(5)	0	$0.001	10-26-2014
	4-5-2005	142,857(6)	0	$0.001	10-26-2014
Stephen Fellows, Chief Financial Officer	3-25-2011	200,000(2)	0	$0.282	3-25-2016
	3-8-2010	250,000(3)	0	$0.64	3-8-2020
	10-10-2009	35,000(7)	8,750	$0.642	10-10-2014
David Brusegard, Chief Operating Officer	6-6-2013	595,239 (1)	0	$0.001	6-6-2018
	4-1-2013	1,928,925 (1)	0	$0.001	4-1-2018
	6-20-2012	546,448(1	0	$0.001	6-20-2017
	3-25-2011	200,000(2)	0	$0.282	3-25-2016

(1) Effective October 1, 2011, Mr. Fletcher, Mr. Fellows and Dr. Brusegard agreed to defer a portion of their salaries and their respective base salaries were reduced. In June 2012, March 2013 and June 2013, the Company granted the named executives stock options in full and final payment of obligations to pay their deferred salary amounts covering the periods from October 1, 2011 to May 31, 2012, June 1, 2012 to March 31, 2013 and April 1, 2013 to June 30, 2013, respectively. The options were issued in lieu of cash payment of the deferred compensation amount. The number of options granted to each named executive on June 6, 2013 was equal to the dollar amount of deferred salary divided by the closing price of the Company's common stock on June 4, 2013 ($0.0325), less the option exercise price of $0.001 per share. The number of options granted to each named executive on April 1, 2013 was equal to the dollar amount of deferred salary divided by the closing price of the Company's common stock on March 5, 2013 ($0.034), less the option exercise price of $0.001 per share. The number of options granted on June 6, 2012 was equal to the dollar amount of the deferred salary for each named executive divided by the closing price of the Company's common stock on June 6, 2012 ($0.0925), less the option exercise price of $0.001 per share. The stock options were granted pursuant to the terms of the Company's 2006 Stock Plan. The options were fully vested at the date of grant and will expire on the fifth anniversary of the dates of grant. Mr. Fellows exercised his options on June 18, 2013 (2,524,164) and June 25, 2012 (546,448). See footnotes (2) and (6) to the “Summary Compensation Table” above for further description of these option grants.

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(2) These options were granted on March 25, 2011. The grants were made pursuant to the terms of our 2001 and 2006 Stock Plans. Specifically, amounts reflected in this column relate to options to purchase shares of common stock Mr. Fletcher (400,000 shares under 2001 Stock Option Plan and 1,100,000 shares under 2006 Stock option Plan), Dr. Brusegard and Mr. Fellows (200,000 shares each under 2001 Stock Option Plan). The exercise price per share is equal to the closing price of Generex common stock on March 25, 2011. These options were exercisable immediately upon their grant

(3) These options were granted on March 8, 2010. The grants were made pursuant to the terms of our 2006 Stock Plan. The exercise price per share is equal to the closing price of Generex common stock on March 8, 2010. The options vested as follows: 33% of the options were exercisable on the date of grant; 33% of the options became exercisable on August 1, 2010, and the remaining 33% of the options became exercisable on August 1, 2011.

(4) These stock options were approved by the Board of Directors on April 5, 2005 with an effective grant date of December 13, 2004. The exercise price per share is equal to the closing price of Generex common stock on December 13, 2004. These options were exercisable immediately upon their grant. The fair value of Generex common stock on April 5, 2005 was $0.56 per share. The expiry date of these options was extended in October 2009 to October 26, 2014.

(5) These options were granted to Mr. Fletcher representing a bonus of $200,000 awarded to Mr. Fletcher on April 5, 2005. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). The options were immediately exercisable on the date of grant. They were issued under the 2001 Plan. The fair value of Generex common stock on April 5, 2005 was $0.56 per share. The expiry date of these options was extended in October 2009 to October 26, 2014.

(6) These options were issued to Mr. Fletcher on April 5, 2005 in satisfaction of retroactive salary adjustment as of August 1, 2004 and unpaid salary amounts accrued through March 31, 2005 ($80,000). The number of shares was calculated using the closing price of the common stock on the NASDAQ Capital Market on April 4, 2005 ($0.56 per share). The options were immediately exercisable on the date of grant and were issued under the 2001 Plan. The expiry date of these options was extended in October 2009 to October 26, 2014.

(7) These options were granted on October 10, 2009. The grants were made pursuant to the terms of our 2006 Stock Plan. The exercise price per share is equal to the closing price of Generex common stock on October 10, 2009. The options vest equally over a four-year period starting with the first anniversary of the grant on October 10, 2010.

Option Exercises and Stock Vested in Fiscal Year 2013

In June 2013, Mr. Fellows exercised 2,524,164 options with an exercise price of $0.001 per share which were granted on April 1, 2013 (1,928,925) and June 6, 2013 (595,239). None of the other named executive officers exercised any outstanding options in fiscal year 2013.

The following table sets forth the number of shares acquired and the value realized upon the vesting of restricted stock awards during fiscal year 2013 for each of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Stephen Fellows Chief Financial Officer	8,750	$0

(1)	Value realized on vesting is based on the fair market value of our common stock on the date of vesting and does not necessarily reflect proceeds actually received by the named executive.

Other Benefit Plans

We have no defined benefit or actuarial pension plans.

Potential Payments Upon Termination or Change-in-Control

The following table shows potential payments to our named executives under existing employment agreements, plans or arrangements, whether written or unwritten, for various scenarios involving termination of employment or a change in control, assuming termination on July 31, 2013 and, if applicable, based upon the closing stock price of Generex common stock on that date. These benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2013, such as distributions under the 401(k) savings plan, disability and death benefits and accrued vacation pay.

The following table provides the intrinsic value (that is, the value based upon Generex’s stock price, and in the case of options minus the exercise price) of equity awards that would become exercisable or vested if the named executive had died or become disabled or been terminated as of July 31, 2013.

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The terms of employment for Mr. Fletcher do not provide specific definitions for the various termination events. For the purposes of the table, below are the standard definitions for certain termination events as defined in the Amended Generex 2001 Stock Option Plan, which we refer to as the “2001 Plan,” and the Amended and Restated 2006 Stock Plan, which refer to as the “2006 Plan.”

"Cause" means that a named executive has:

(i)	breached his or her employment or service contract with Generex;
(ii)	engaged in disloyalty to Generex, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service;

(iii)	disclosed trade secrets or confidential information of Generex to persons not entitled to receive such information;
(iv)	breached any written confidentiality, non-competition or non-solicitation agreement between the named executive and Generex; or

(v)	has engaged in such other behavior detrimental to the interests of Generex as determined by the Compensation Committee.

“Change in Control” means any of the following:

(i)	a liquidation or dissolution of Generex,
(ii)	a sale of all or substantially all of Generex’s assets,

(iii)	a merger in which Generex’s stockholders hold less than a majority of the voting stock in the surviving corporation, or
(iv)	when a person or group acquires control of a significant percentage of the voting stock without the approval of the Board of Directors (20% under the 2001 Plan and 50% or more under the 2006 Plan).

“Disability" means being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

There are no existing employment agreements, plans or arrangements, whether written or unwritten, for various scenarios involving termination of employment or a change in control governing Mr. Fellows’ and Dr. Brusegard’s employment. There are no benefits made available to them which are in addition to benefits available generally to salaried employees who joined the company prior to 2013 and as such neither Mr. Fellows, nor Dr. Brusegard are included in the table below.

Potential Payments Upon Termination or Change in Control for Named Executives as of July 31, 2013

Name	Benefit	Cause		Without Cause/Non-Renewal		Voluntary Termination by Executive		Breach by Generex (1)		Change in Control		Disability		Death
Mark A. Fletcher	Cash Payment	$0		$798,879	(4)	$0		$798,879	(4)	$798,879	(4)	$0	(10)	$0	(10)
	Stock	$0		$0		$0		$0		$0		$0		$0
	Stock Options	$16,052	(2)	$295,272	(3),(9)	$295,272	(3)	$295,272	(3),(9)	$295,272	(8)	$295,272	(5)	$295,272	(6)
	Restricted Stock (11)	$0		$0		$0		$0		$0		$0		$0
	Benefits	$0		$0	(7),(4)	$0	(7)	$0	(7),(4)	$0	(7),(4)	$0		$0
	Total	$16,052		$1,094,151		$295,272		$1,094,151		$1,094,151		$295,272		$295,272

(1)	This termination event includes a material change in duties or material reduction in remuneration of such named executive.
(2)	The options granted on April 5, 2005 (including those effective as of December 13, 2004) survive termination of the named executive’s employment. Other options granted to the named executive pursuant to the 2001 Plan and any options granted pursuant to the 2006 Plan would terminate immediately - and shares underlying such options forfeited - upon the named executive’s termination for cause.
(3)	The 2001 and 2006 Plans permit a named executive who voluntarily terminates employment with Generex or whose employment is terminated without cause to exercise vested options outstanding at the date of termination for a period of up to 90 days thereafter or the expiration date of the option, whichever is earlier.
(4)	Pursuant to his employment arrangement, if Generex terminates Mr. Fletcher’s employment upon written notice (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to a material change in duties, reduction of remuneration, material default or breach by Generex or change in control of Generex, Mr. Fletcher will be entitled to receive a lump sum severance payment on the termination date in an amount equal to 18 months of base salary plus the average annual bonus paid to him during each fiscal year of the term of his employment and he will be entitled to participate in and receive benefits for 18 months after the termination date.

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(5)	The 2001 and 2006 Plans permit a named executive to exercise vested options outstanding at the time of the named executive’s cessation of employment due to disability for a period of up to one year thereafter or the expiration of the option, whichever is earlier.
(6)	The 2001 and 2006 Plans permit a named executive’s beneficiary to exercise vested options outstanding at the time of the named executive’s death for a period of up to one year after death or the expiration date of the option, whichever is earlier.
(7)	The named executive would be entitled to receive health benefits for a period of 18 months after termination of employment. Since these benefits are widely available to salaried employees of Generex, they are excluded from the table above. The total aggregate value of these benefits in each case is below $8,000.
(8)	Upon a change of control, the 2001 and 2006 Plan provide for the acceleration of exercisability and vesting of any outstanding options and removal of all restrictions and conditions on outstanding restricted stock awards, unless otherwise determined by the Board of Directors or its designee. We have assumed for purposes of this column that the named executive will exercise all of his/her fully exercisable and vested options and will receive all shares underlying restricted stock awards in connection with a change of control of Generex, which we have assumed occurred on July 31, 2013.
(9)	Pursuant to the terms of his employment with Generex, if Generex terminates Mr. Fletcher’s employment upon written notice (and not for cause, disability or death) or Mr. Fletcher gives notice of termination pursuant to a material change in duties, reduction of remuneration, material default or breach by Generex or change in control of Generex, Mr. Fletcher will have 90 days after the eighteenth month anniversary of the termination date to exercise vested options.
(10)	Each named executive is entitled to receive monthly disability payments and his/her survivor(s) are entitled to receive a lump sum payment upon such named executive’s death, in either case up to an amount equal to his/her annual base salary or $100,000, whichever is less. Insurance premiums are paid by Generex and such insurance coverage is widely available to all salaried employees at Generex. Thus, the amounts payable upon the disability or death of the named executive (as well as the premiums paid by Generex) are excluded from the table above.
(11)	The restricted stock award agreement with the named executive officers provides that in the event the named executive ceases to be employed by, or provide service to us, any unvested shares of restricted stock will be immediately forfeited. There was no unvested restricted stock as of July 31, 2013.

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RATIFICATION OF THE APPOINTMENT OF MNP LLP

AS GENEREX’S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2011

(Item 2 on the Proxy Card)

What am I voting on?

The Audit Committee of the Board of Directors has selected MNP LLP as the independent public accountants to examine the financial statements of Generex and its subsidiaries for the fiscal year ending July 31, 2014. The Board of Directors has concurred in the Audit Committee’s selection and is presenting the matter to the stockholders for ratification at the annual meeting. MNP LLP has served as our independent auditors since June 1, 2013.

Why is ratification of the selection of MNP LLP necessary?

Stockholder ratification of the selection of MNP LLP as our independent auditors is not required by our bylaws or otherwise. However, we are submitting the selection of MNP LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain MNP LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of us and our stockholders.

What services will the independent registered public accounting firm provide?

Audit services provided by MNP LLP for fiscal year 2014 will include the examination of the consolidated financial statements of Generex and services related to periodic filings made with the SEC. Audit services for fiscal year 2014 may also include the audit of the effectiveness of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, MNP LLP may provide audit-related, tax and other services comparable in nature to the services that it (or its predecessor) performed in fiscal 2013 and 2012, as described below under the heading “Audit Matters” and the subheading “Fees Paid to Generex’s Independent Public Accountants.”

Will representatives of the independent registered public accounting firm be present at the 2014 annual meeting?

Representatives of MNP LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the ratification of the appointment of MNP LLP as Generex’s independent registered public accounting firm for fiscal year 2014.

AUDIT MATTERS

Fees Paid to Generex’s Independent Public Accountants

MNP LLP ("MNP") has served as our independent auditors since June 1, 2013. The appointment of MNP as our independent public accountants was unanimously approved by the Audit Committee of our Board of Directors. MNP is the successor to our former independent auditors, MSCM LLP ("MSCM"), following MNP’s merger with MSCM in June 2013. MSCM served as our independent auditors from September 5, 2008 until June 1, 2013.

The following table sets forth the aggregate fees paid by Generex for the fiscal years ended July 31, 2013 and 2012 to our independent auditors:

	Fiscal Year Ended July 31, 2013		Fiscal Year Ended July 31, 2012
Audit Fees	$92,382	(1)	$146,070	(1)
Audit-Related Fees	$-0-		$-0-
Tax Fees	$-0-	(2)	$-0-	(2)
All Other Fees	$25,827	(3)	$98,411	(3)
TOTAL	$118,209		$244,481

(1)	Represents charges of MNP LLP (fiscal 2013 audit) and MSCM LLP (fiscal 2012 audit and 10-Q quarterly reviews up to June 1, 2013), Generex's auditors for the financial statement audits of the fiscal years ended July 31, 2013 and 2012, including fees associated with quarterly reviews of financial statements included in Generex’s Form 10-Q filings.
(2)	MNP LLP and MSCM LLP did not provide or bill for any tax services.
(3)	Represents fees associated with preliminary audit work related to Generex’s preparation of Antigen financial statements in anticipation of the proposed Antigen spinout and review of the Company’s registration statement on Form S-1.

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Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that Generex’s independent auditor is permitted to perform for Generex under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

The pre-approval policy was implemented effective as of October 30, 2003. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions.

Report of the Audit Committee

The Audit Committee reviewed and discussed Generex's audited financial statements for the fiscal year ended July 31, 2013 with management. The Audit Committee discussed with MNP LLP, Generex's independent public accountants for the fiscal year ended July 31, 2013, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee received the written disclosures and the letter from MNP LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with MNP LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Generex's Annual Report on Form 10-K for the fiscal year ended July 31, 2013 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Brian T. McGee (Chairman)

John P. Barratt

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

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APPROVAL OF AN AMENDMENT TO GENEREX’S RESTATED CERTIFICATE OF INCORPORATION, SUBJECT TO BOARD APPROVAL TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

(Item 3 on the Proxy Card)

What am I voting on?

You are voting on a proposal to approve an amendment to our Restated Certificate of Incorporation to effect, at any time prior to December 31, 2015, a reverse stock split of our common stock at an exchange ratio to be determined and to proportionately reduce the number of shares of the common stock authorized for issuance (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors without further approval of the stockholders, upon a determination by the Board of Directors that such an amendment is in the best interests of Generex and its stockholders.

The Board of Directors has unanimously authorized the proposed amendment to our Restated Certificate of Incorporation, subject to the Board’s discretion, to effect the reverse stock split and to proportionately reduce the number of the authorized shares of common stock.  The form of the proposed amendment is attached to this Proxy Statement as Appendix C and is incorporated herein by reference.

Why is the reverse stock split necessary?

The Board of Directors is seeking stockholder approval of the authority to implement a reverse stock split because it believes that a higher stock price may help generate and enable greater institutional investor interest in the company and help us secure financing to continue our clinical and commercialization efforts.  The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower priced, over-the-counter traded stocks.  The Board of Directors also believes that a higher stock price will be required to secure a listing on a major stock exchange, such as the NYSE Amex, which will further generate and enable institutional investor interest in Generex.  Accordingly, the Board of Directors concluded that reducing the number of outstanding shares of common stock might be desirable in order to attempt to support a higher stock price per share based on our current market capitalization.

In addition, the Board of Directors considered that our common stock might not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients.  Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks.  Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks.  Stocks trading at less than $1.00 per share are also subject to certain rules under the Exchange Act which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers might discourage broker-dealers from effecting transactions in lower priced common stock, which might further affect the liquidity of such stock.

The combination of lower transaction costs and increased interest from institutional investors and bank analysts can ultimately improve the trading liquidity of common stock.  In order to reduce the number of shares of common stock outstanding and thereby attempt to proportionally raise the per share price of common stock, the Board of Directors believes that it is in the best interests of Generex’s stockholders for the Board of Directors to obtain the authority to implement a reverse stock split.

Why is the Board requesting discretion to determine the reverse split ratio and to effect the reverse stock split?

The Board of Directors believes that the availability of a range of reverse split ratios will provide the Board with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for Generex and its stockholders.  In determining which reverse stock split ratio to implement, if any, following the receipt of stockholder approval, the Board of Directors may consider, among other things, factors such as:

·	the historical trading price and trading volume of the common stock;

·	the then prevailing trading price and trading volume of the common stock and the anticipated impact of the reverse stock split on the trading market for the common stock;

·	the minimum share price requirement under listing standards of a national stock exchange;

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·	which reverse split ratio would result in the greatest overall reduction in Generex’s administrative costs; and

·	prevailing general market and economic conditions.

To effect the reverse stock split, the Board would set the timing for such a split and select the specific ratio in its discretion. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders, and if the Board determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split, including the specific ratio the Board selects.

Although the Board of Directors requests stockholder approval of the proposed amendment to the Restated Certificate of Incorporation, the Board reserves the authority to decide, in its discretion, to abandon or delay the reverse stock split after such vote.  If the Board fails to effect the reverse stock split prior to December 31, 2015, stockholder approval again would be required prior to implementing any subsequent reverse stock split.

What are the anticipated effects of the reverse stock split on existing stockholders of Generex?

If approved and effected, the reverse stock split would have the following effects:

·	The number of shares of common stock held by each stockholder will be reduced as a result of the reverse stock split. For example, if the Board of Directors selects a reverse split ratio of 1-to-25, a stockholder holding 25,000 shares of common stock before the reverse stock split would hold 1,000 shares of common stock immediately after the reverse stock split.

·	The number of shares of common stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

·	The number of shares of common stock authorized to be issued will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

·	Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;

·	The number of shares reserved for issuance under Generex’s stock plans will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

If approved and effected, the reverse stock split will be effected simultaneously for all of the common stock, and the ratio will be the same for all of the common stock.  The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the company, subject to being rounded up to the next whole number in the case of fractional shares, as described below.  Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable.  The relative voting and other rights that accompany the shares of common stock would not be affected by the reverse stock split.

Will Generex issue fractional shares resulting from the reverse stock split?

No.  We will not issue fractional shares of common stock.  Where a stockholder would have been entitled to a fractional share, we will round up fractional shares to the nearest whole share. Each stockholder's proportionate ownership of outstanding shares of common stock would remain the same, except for minor differences resulting from the rounding up of fractional shares.  A reverse stock split may leave certain stockholders with one or more "odd lots," which are stock holdings in amounts of fewer than 100 shares of common stock.  These odd lots may be more difficult to sell than shares of common stock in even multiples of 100.  Stockholders selling odd lots created by the reverse stock split may incur increased brokerage commissions in selling such shares.

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What are the anticipated effects of the reverse stock split on the authorized shares of common stock?

The Board of Directors believes, based on the number of shares of common stock currently outstanding, the number of shares reserved for issuance under stock option plans and warrants, and the number of shares Generex reasonably expects to issue in future transactions, that, after giving effect to the reverse split at any of the possible ratios, 1,500,000,000 is an excessive number of shares of common stock for Generex to be authorized to issue without stockholder approval.  In addition, one method that the State of Delaware uses to impose franchise taxes upon domestic corporations is based upon a corporation’s authorized capital.  Accordingly, the Board of Directors believes that a decrease in the number of authorized shares of common stock would reduce the amount of franchise taxes that Generex is required to pay annually and would be in the best interests of Generex.  The Board of Directors believes that a reduction in the number of shares of common stock authorized for issuance at the same ratio determined by the Board of Directors with regard to the reverse split will leave a sufficient number of authorized shares of common stock to maintain the requisite amount of flexibility required by the Company’s ongoing activities.

The authorized but unissued shares of common stock that would be available if the reverse stock split is effected may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, and establishing strategic relationships with other companies and expanding Generex’s business or product lines through the acquisition of other businesses or products.

At the present time, we do not currently have any other plans to issue any of the authorized but unissued shares of common stock that would be available for issuance if the reverse stock split proposal is approved by our stockholders and subsequently effected by the Board of Directors.  Even if the reverse stock split is effected, we will be required to obtain stockholder approval prior to the issuance of authorized stock, in certain circumstances, including if the issuance would result in a change of control of Generex.

What are the effects of the reverse stock split at different exchange ratios?

The following table shows the number of shares of common stock that would be (a) issued and outstanding, (b) authorized and reserved for issuance upon the exercise of outstanding stock options and warrants (assuming vesting of all non-vested shares underlying such options and warrants) and upon conversion of all convertible securities as of February 28, 2014, and (c) authorized and unreserved for issuance, and (d) total authorized, in each case upon the implementation of the reverse stock split at a range of possible ratios of 1-for-25, a ratio of 1-for-50 and a ratio of 1-for-100 based on our capitalization as of February 28, 2014.

As of February 28, 2014	Shares issued and outstanding	Shares Authorized and Reserved for Issuance(1)	Shares Authorized and Unreserved	Total Authorized

Pre-Split	729,647,141	237,228,975	533,123,884	1,500,000,000
If 1-for-25 stock split enacted	29,185,886	9,489,159	21,324,955	60,000,000
If 1-for-50 stock split enacted	14,592,943	4,744,580	10,662,478	30,000,000
If 1-for-100 stock split enacted	7,296,471	2,372,290	5,331,239	15,000,000

(1)	Shares which are authorized and reserved for issuance upon the exercise of outstanding options (38,014,390) and warrants (192,497,919), assuming the vesting of all non-vested shares underlying such options and warrants, and upon conversion of all convertible securities (6,716,666), including any shares reserved for dividends payable upon convertible securities.

What are the anticipated effects of the reverse stock split on our stock plans?

The reverse stock split, when implemented, will affect outstanding stock awards and options to purchase our common stock.  Each of Generex’s 2000 Stock Option Plan, 2001 Stock Option Plan, as amended, and 2006 Stock Plan, as amended (collectively, the "Plans"), includes provisions for appropriate adjustments to the number of shares of common stock covered by each such plan and to stock options and other grants of stock-based awards under the Plan, as well as the per share exercise price. If we obtain stockholder approval for the reverse stock split and the Board of Directors selects a reverse split ratio of 1-to-25, an outstanding stock option to purchase twenty-five shares of common stock would thereafter evidence the right to purchase one share of common stock consistent with the reverse stock split ratio, and the exercise price per share would be a corresponding multiple of the previous exercise price.  For example, a pre-split option for 25,000 shares of common stock with an exercise price of $0.50 per share would be converted post-split into an option to purchase 1,000 shares of common stock with an exercise price of $12.50 per share.  Further, the number of shares of common stock reserved for issuance under the plans will be reduced by the same ratio.

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Will the reverse stock split have any effect on Generex’s business and operations?

We expect our business and operations to continue as they are currently being conducted and the reverse stock split is not anticipated to have any effect upon the conduct of our business.  We expect to incur expenses of approximately $75,000 to effect the reverse stock split.

What effect will the reverse stock split have on Generex’s registration under the Exchange Act?

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act.  As of February 28, 2014, we had 583 holders of record of our common stock (although we have significantly more beneficial holders). The reverse stock split will not result in a change in the number of record holders, because fractional shares will be rounded up to the next whole share.  We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the reverse stock split.

What are the anticipated effects of the reverse stock split on the market for our common stock?

The Board of Directors believes that an increased stock price could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public.  Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of these policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower-priced stocks unattractive to brokers from an economic standpoint.  We believe that the anticipated higher market price resulting from a reverse stock split would better enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.  There can be no assurance that this will be the case, however.

Will the reverse stock split have any potential anti-takeover or dilutive effect?

The authorized but unissued shares that would be available if the reverse stock split is implemented may be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable; however, the reverse stock split and reduction in our authorized common stock is not being recommended in response to any specific effort of which we are aware to obtain control of Generex, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt.

In addition, the authorized but unissued shares of common stock that would be available if the reverse stock split is effected may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, and establishing strategic relationships with other companies and expanding Generex’s business or product lines through the acquisition of other businesses or products.  The issuance of additional shares of common stock for any of the foregoing corporate purposes could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a shareholder’s percentage voting power in the company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.  Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Are there risks associated with the reverse stock split?

Yes, there are certain risks associated with the reverse stock split, including without limitation those described below.

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all Generex common stock at the then market price) after the implementation of the reverse stock split  will be equal to or greater than the total market capitalization before the reverse stock split or that the per share market price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

There can be no assurance that the market price per share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our common stock on February 28, 2014 of $0.04 per share, if the Board were to implement the reverse stock split and utilize a ratio of 1-for-25, we cannot assure you that the post-split market price of our common stock would be $1.00 (that is, $0.04 × 25) per share or greater. In many cases, the market price of a company’s shares declines after a reverse stock split.

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Accordingly, the total market capitalization of our common stock after the reverse stock split, when and if implemented, may be lower than the total market capitalization before the reverse stock split.  Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

If the reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after the reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of the reverse stock split, and the liquidity of our common stock could be adversely affected following the reverse stock split.

If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

How will the reverse stock split be effected?

If we obtain shareholder approval at the annual meeting and our Board of Directors concludes that it is in the best interests of Generex and its stockholders to effect the reverse stock split, the amendment to our Restated Certificate of Incorporation will be filed with the Delaware Secretary of State. The actual timing of the filing of the amendment with the Delaware Secretary of State to effect the reverse split will be determined by the Board of Directors but will be no later than December 31, 2015.  Also, if for any reason the Board of Directors deems it advisable to do so, the reverse stock split may be abandoned at any time prior to the filing of the amendment, without further action by our shareholders.  The reverse stock split will be effective as of the date of filing with the Delaware Secretary of State.  We will issue a press release and file a Form 8-K pre-announcing the filing of the amendment prior to its effective filing date.

Upon the filing of the amendment, without further action on the part of us or the stockholders, the outstanding shares of common stock held by stockholders of record as of the effective filing date would be converted into a lesser number of shares of common stock based on a reverse stock split ratio selected by the Board of Directors. For example, if you presently hold 2,500 shares of our common stock and our Board of Directors selected a ratio of 1-to-25, you would hold 100 shares of our common stock following the reverse stock split.

How do I exchange my pre-reverse stock split certificates for new post-reverse stock split certificates?

If we implement the reverse stock split, our transfer agent will act as our exchange agent for purposes of implementing the exchange of stock certificates.

On or after the effective time of the reverse stock split, the exchange agent will mail a letter of transmittal to each stockholder.  Each stockholder will be able to obtain a certificate evidencing his, her or its post-reverse stock split shares only by sending the exchange agent the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require.  Stockholders will not receive certificates for post-reverse stock split shares unless and until they surrender their old certificates.  You should not forward your certificates to the exchange agent until you receive the letter of transmittal, and you should only send in your certificates with the letter of transmittal. If you elect to receive a new stock certificate in the letter of transmittal, the exchange agent will send you a new stock certificate after receipt of your properly completed letter of transmittal and old stock certificate(s).  If you surrender your old stock certificate(s) but do not elect to receive a new stock certificate in the letter of transmittal, you will hold that your shares electronically in book-entry form with our transfer agent as described below. You will not have to pay any service charges in connection with the exchange of your certificates.

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Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These shareholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold all of your shares of common stock electronically in book-entry form with our transfer agent, you do not need to take any action as your holdings will be electronically adjusted by our transfer agent to give effect to the reverse stock split.

Upon the reverse stock split, we intend to treat shares of common stock held by stockholders in "street name," that is, through a bank, broker or other nominee, in the same manner as stockholders whose shares of common stock are registered in their names.  Banks, brokers or other nominees will be asked to effect the reverse stock split for their beneficial holders holding the common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split.  If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee directly.

You should not send your certificates now.  You should send them only after you receive the letter of transmittal from our exchange agent.

What are the accounting consequences of the reverse stock split?

The reverse stock split will not affect the par value of the common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the common stock will be restated because there will be fewer shares of common stock outstanding.

What are the federal income tax consequences of the reverse stock split?

The following is a summary of certain U.S. federal income tax consequences relating to the reverse stock split as of the date hereof. This summary addresses only U.S. holders who hold their shares of common stock as a capital asset for U.S. federal income tax purposes (i.e., generally, property held for investment). For purposes of this summary, a “U.S. holder” means a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, and may adversely affect the U.S. federal income tax consequences described herein. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders or to stockholders subject to special treatment under U.S. federal income tax laws (such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, partnerships, and stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction).

Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, state, local, foreign or other tax consequences of the reverse stock split.

You should consult your own tax adviser concerning the particular U.S. federal tax consequences of the reverse stock split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which you may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Proxy Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by Generex in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

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Generally, the reverse stock split will not result in the recognition of gain or loss by a U.S. holder for U.S. federal income tax purposes. The aggregate adjusted basis of the post-reverse stock split shares will be the same as the aggregate adjusted basis of the pre-reverse stock split shares. The holding period of the post-reverse stock split shares will include a U.S. holder’s holding periods for the pre-reverse stock split shares.

The federal income tax consequence of the receipt of an additional share of common stock in lieu of a fractional interest is not clear.  If the receipt of a portion of an additional share of common stock is taxed as a dividend, however, any tax liability association with such receipt is not expected to be material.

Generex will not recognize any gain or loss as a result of the reverse stock split.

Am I entitled to dissenters’ or appraisal rights in connection with the reverse stock split?

The holders of shares of common stock will have no dissenters' rights of appraisal under Delaware law, our Restated Certificate of Incorporation or our Amended and Restated Bylaws with respect to the amendment to our Restated Certificate of Incorporation to accomplish the reverse stock split.

How many votes are needed for this proposal and how are the votes counted?

The affirmative vote of a majority of the shares of common stock entitled to vote thereon is required to approve the amendment to our Restated Certificate of Incorporation to accomplish the reverse stock split and to proportionately reduce the number of authorized shares of common stock.   The effect of an abstention or broker non-vote is the same as that of a vote against the proposal.

How does the Board of Directors recommend that I vote?

We recommend that you vote FOR the approval of the amendment to our Restated Certificate of Incorporation to effect, at any time prior to December 31, 2015, a reverse stock split of our common stock at an exchange ratio to be determined and to proportionately reduce the number of shares of the common stock authorized for issuance (the implementation of the reverse stock split, ratio and timing of which will be subject to (i) the discretion of the Board of Directors.

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Approval of the Adjournment of the annual Meeting, if Necessary

TO SOLICIT ADDITIONAL PROXIES FOR PROPOSAL set forth in item 3

(Item 4 on the Proxy Card)

What am I voting on?

Generex is asking its stockholders to vote on a proposal to approve the adjournment of the annual meeting of stockholders, if necessary, to solicit additional proxies for the proposals set forth Item 3 on the Proxy Card.

Why is this proposal necessary?

As discussed above, our Board recommends a vote for the increase in authorized shares of common stock under Item 4 and the reverse stock split under Item 3. In order to implement the increase in authorized shares or the reverse stock split, Generex is required under Delaware law to obtain the affirmative vote of a majority of all shares of common stock outstanding for each proposal. While we hope to have a majority of all shares of common stock outstanding vote for the increase in authorized shares and the reverse stock split at the annual meeting, it is possible we will not have sufficient votes to do so. If we do not have sufficient votes for Item 3 at the annual meeting and Item 4 were to pass, we could solicit and obtain additional votes and promptly reconvene the annual meeting.

How many votes are needed for this proposal and how are the votes counted?

The affirmative vote of a majority of shares of common stock present in person or by proxy at the annual meeting and entitled to vote on the subject matter is required to approve this Item 4. Abstentions and broker non-votes will have the effect of negative votes.

How does the Board of Directors recommend that I vote?

We recommend that you vote FOR the approval to adjourn the annual meeting of stockholders, if necessary, to solicit additional proxies for the proposals set forth as Item 3 on the Proxy Card.

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APPROVAL OF AN AMENDMENT TO THE GENEREX BIOTECHNOLOGY CORPORATION

2006 STOCK PLAN AND APPROVAL OF THE 2006 PLAN, AS AMENDED

(Item 5 on the Proxy Card)

What am I voting on?

You are voting on a proposal to approve the Generex Biotechnology Corporation 2006 Stock Plan (the “2006 Plan”) in the form attached to this Proxy Statement as Appendix D, which is an amendment and restatement of the Generex Biotechnology Corporation 2006 Stock Plan. This amended and restated Plan includes one important change to the 2006 Plan as described below under “What change is being made by this amended and restated Plan?”. Stockholder approval of the amended and restated Plan is a condition for favorable tax treatment of stock options intended to be incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for Generex to maintain the deductibility of any performance-based compensation granted under the 2006 Plan to certain officers under Section 162(m) of the Code. Note, the amendment will not be effective unless the amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of common stock is approved.

Has the Board of Directors approved the amended and restated Plan?

Yes. The Board of Directors has unanimously approved the amended and restated Plan, subject to stockholder approval.

What change is being made by this amended and restated Plan?

The only change to the 2006 Plan is the increase in the number of shares available under the 2006 Plan for awards.   The amended and restated Plan increases the number of shares of our common stock that may be issued pursuant to awards granted under the 2006 Plan by 75,000,000 shares for a total number of shares available for issuance under the 2006 Plan of 135,000,000. All 135,000,000 may be issued in connection with incentive stock options.

Why is this change necessary?

The current aggregate number of shares of our common stock that may be issued pursuant to awards under the 2006 Plan is 60,000,000, of which only approximately 6,417,242 remain available for awards under the 2006 Plan. The increase in the number of shares of common stock that may be issued pursuant to awards under the 2006 Plan is necessary in order to replenish the supply of shares available for issuance under the 2006 Plan.  We rely on the 2006 Plan to recruit, retain and reward qualified employees, officers, consultants and other eligible recipients.  Under the current circumstances facing Generex, we must rely even more heavily on the 2006 Plan to compensate and incentivize qualified employees, officers and consultants.  We expect that the remaining 6,417,242 shares plus the additional 75,000,000 shares will be sufficient to cover awards under the 2006 Plan for at least two years.

By providing that participants whose service with us is terminated for cause or who otherwise breach certain obligations to the Company will forfeit any rights to outstanding awards and be required to pay over to us the economic benefit realized upon vesting or exercise of an award, the 2006 Plan will encourage loyalty to the company and provide an additional level of protection and leverage in connection with the activities of our current and future service providers while protecting the business interests of the Company.

What is the effect on the 2006 Plan if the stockholders do not approve the amended and restated Plan?

If the stockholders do not approve the amended and restated Plan, awards for approximately 6,417,242 shares of our common stock may be made, which we expect will cover awards under the 2006 Plan for less than one year.  After such awards are made, no further awards may be made under the 2006 Plan except to the extent that outstanding awards are canceled, terminated, expire or lapse.

What is the purpose of the 2006 Plan?

The purpose of the 2006 Plan, as amended and restated, is to provide flexibility to Generex in its ability to motivate, attract, and retain the services of employees, consultants and non-employee directors who make significant contributions to Generex’s success and to allow participants to share in the success of Generex. We believe that this will promote the company’s interests and the interests of stockholders by providing an additional means of attracting and retaining management personnel, encouraging the participants to contribute materially to the growth of the company and aligning the long-term financial interests of the participants with the interests of the stockholders.

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Who is eligible to participate in the 2006 Plan?

All employees of Generex and its subsidiaries and members of the Board who are not employees are eligible to participate in the 2006 Plan. Consultants and advisors who perform services for Generex or any of our subsidiaries are also eligible to participate in the 2006 Plan if the consultants render bona fide services to Generex or our subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the consultants do not directly or indirectly promote or maintain a market for Generex’s securities.

We have three named executive officers, one employee director and three non-employee directors who participate in the 2006 Plan. There are approximately 6 employees who currently are considered eligible to participate in the 2006 Plan. There is currently one independent contractor or consultant who holds outstanding awards under the 2006 Plan.

When was the 2006 Plan formed?

The 2006 Plan was formed in 2006.  As of February 28, 2014, there were unexercised options for approximately 38,014,390 shares outstanding under the 2006 Plan, with a fair market value of approximately $1.26 million as of February 28, 2014.  There have also been restricted stock awards for approximately 15,215,150 shares under the 2006 Plan as of February 28, 2014.

What are the material features of the 2006 Plan?

The brief summary of the 2006 Plan which follows is qualified in its entirety by reference to the complete text of the amended and restated Plan, a copy of which is attached to this Proxy Statement as Appendix D.

Administration of the 2006 Plan.  The 2006 Plan is required to be administered by a committee, which may consist of two or more persons who are “outside directors” as defined under Section 162(m) of the Code and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act, and NASDAQ Listing Rules. The Board has appointed the Compensation Committee as the committee to administer the 2006 Plan. However, the Board may ratify or approve any grants as it deems appropriate.

The Compensation Committee has full authority, in its discretion:

·	to determine the individuals to whom grants shall be made under the 2006 Plan,
·	to determine the type, size and terms of the grants to be made to each such individual,

·	to determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,
·	to amend the terms of any previously issued grant and

·	to deal with any other matters arising under the 2006 Plan.

Shares Available for Issuance Under the 2006 Plan.    The aggregate number of shares of our common stock, which may be issued under the amended and restated Plan, is 135,000,000 shares, subject to proportionate adjustment in the event of stock splits and similar events. There is no limitation on the number of shares which may be issued to any individual under the 2006 Plan, including any officer or director. No awards may be granted under the 2006 Plan on or after May 30, 2016. If any award granted under the 2006 Plan is canceled or terminates, expires or lapses for any reason, the number of shares subject to the award will again be available for purposes of the 2006 Plan.

Types and Descriptions of Options and Other Awards Under the 2006 Plan.    The Compensation Committee has discretionary authority to select which eligible persons will receive awards under the 2006 Plan.  The 2006 Plan permits grants of the following types of awards:

·	Incentive stock options;
·	Nonqualified stock options; and

·	Restricted stock awards.

The terms and conditions of each grant and award under the 2006 Plan will be set forth in an agreement between Generex and the participant.

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Stock Options. The Compensation Committee has authority, in its discretion, to grant incentive stock options (stock options qualifying under Section 422 of the Code), nonqualified options (stock options not qualifying under Section 422 of the Code) or both types of stock options (but not in tandem) to employees. The Board has authority, in its discretion, to grant nonqualified stock options to non-employee directors and eligible consultants and advisors.

Exercise Price of Stock Options.  The exercise price for each stock option will be such price as the Compensation Committee, in its discretion, determines but will not be less than 100% of the fair market value of the common stock on the date of grant of the stock option, except that in the case of an incentive stock option granted to an employee who owns more than 10% of the outstanding shares of our common stock, the exercise price will not be less than 110% of such fair market value. Fair market value for all purposes under the 2006 Plan shall be the closing price per share of our common stock for the date as of which fair market value is determined (or if there were no trades on that date, the latest preceding date upon which a sale was reported). On February 28, 2014, the fair market value of a share of our common stock, as so computed, was $0.0395 per share.

The exercise price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may pay, upon approval by the Compensation Committee, the exercise price in whole or in part by delivering to Generex previously owned shares of Generex’s common stock having a fair market value on the date of exercise of the stock option equal to the exercise price for the shares being purchased.

Each incentive stock option shall provide that, if the aggregate fair market value our common stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by an grantee during any calendar year, under the 2006 Plan or any of our other stock option plans, exceeds $100,000, then the option, as to the excess, shall be treated as a nonqualified stock option.

Exercise of Stock Options.  Each stock option will be exercisable at such time or times as the Compensation Committee, in its discretion, determines, except that no stock option will be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to an employee owning more than 10% of the outstanding shares of our common stock) from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

An option may only be exercised while the grantee is employed by, or providing service to, Generex as an employee, consultant or member of the Board, except that the Compensation Committee may award options to consultants that do not terminate upon termination of service.

Exercise of Stock Options upon Termination of Employment or Service.  Unless the Compensation otherwise specifies, any option held by the grantee shall terminate immediately in the event that a grantee ceases to be employed by, or provide service to, Generex for any reason other than:

(i)           termination by Generex without Cause (as defined below),

(ii)           termination of employment or service by the grantee after at least 90 days advance written notice by the grantee of the effective date of such termination,

(iii)           disability or

(iv)           death.

If Generex terminates a grantee’s employment or service without Cause or a grantee gives Generex at least 90 days written notice of the termination of employment or service, the grantee will have 90 days (or other period specified by the Compensation Committee) after termination to exercise any option which is otherwise exercisable, but no later than the date of expiration of the option term.

If the grantee is disabled, any option which is otherwise exercisable by the grantee shall terminate unless exercised within one year after the date on which the grantee ceases to be employed by, or provide service to, Generex (or within such other period of time as may be specified by the Compensation Committee), but in any event no later than the date of expiration of the option term.

If the grantee dies while employed by, or providing service to, Generex or within 90 days after the date on which the grantee ceases to be employed or provide service on account of a termination specified above (or within such other period of time as may be specified by the Compensation Committee), any option that is otherwise exercisable by the grantee shall terminate unless exercised within one year after the date on which the grantee ceases to be employed by, or provide service to, Generex (or within such other period of time as may be specified by the Compensation Committee), but in any event no later than the date of expiration of the option term.

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Except as otherwise provided by the Compensation Committee, any of the grantee’s options that are not otherwise exercisable as of the date on which the grantee ceases to be employed by, or provide service to, Generex shall terminate as of such date.

Exercise of Stock Options upon Termination for Cause.  If the Compensation Committee determines that the grantee has engaged in conduct that constitutes Cause at any time while the grantee is employed by, or providing service to, Generex or after the grantee’s termination of employment or service, any option held by the grantee shall immediately terminate and the grantee shall automatically forfeit all shares underlying any exercised portion of an option for which Generex has not yet delivered the share certificates, upon refund by Generex of the exercise price paid by the grantee for such shares.

Under the 2006 Plan, “Cause” means:

(i)           the grantee has breached his or her employment or service contract with Generex,

(ii)           the grantee has engaged in disloyalty to Generex, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service,

(iii)          the grantee has disclosed trade secrets or confidential information of Generex to persons not entitled to receive such information,

(iv)          the grantee has breached any written confidentiality, non-competition or non-solicitation agreement between the grantee and Generex or

(v)           the grantee has engaged in such other behavior detrimental to the interests of Generex as the Compensation Committee determines.

Restricted Shares. Restricted shares of Generex’s common stock may be awarded by the Compensation Committee which will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) as the Compensation Committee may impose thereon and be subject to forfeiture if certain events (which may, in the discretion of the Compensation Committee, include termination of employment, consulting or advisory services or service on the Board of Directors) specified by the Compensation Committee occur prior to the lapse of the restrictions.  The number of restricted shares awarded to the grantee, the restrictions imposed thereon, the duration of the restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Compensation Committee, in its discretion, deems appropriate will be set forth in a restricted share agreement between Generex and the grantee. The 2006 Plan does not require any minimum level of restrictions.

Change in Control. The 2006 Plan provides for certain additional rights upon the occurrence of a Change in Control (as defined below). Unless the Compensation Committee determines otherwise (including as otherwise provided in the grant instrument):

(i)           thirty days prior to a Change of Control (i) all outstanding options shall become exercisable in full and (ii) the restrictions and conditions on all outstanding restricted stock shall lapse; and

(ii)           upon a Change of Control where Generex is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Notwithstanding the foregoing, and subject to certain limitations described in the next paragraph, in the event of a Change of Control, the Compensation Committee may take one or both of the following actions with respect to any or all outstanding options:

(i)           the Compensation Committee may require that grantees surrender their outstanding options in exchange for a payment by Generex, in cash or shares of our common stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares of our common stock subject to the grantee’s unexercised options exceeds the exercise price of the options; or

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(ii)           the Compensation Committee may, after giving grantees an opportunity to exercise their outstanding options, terminate any or all unexercised options at such time as the Compensation Committee deems appropriate.

However, in the event of a Change of Control, the Compensation Committee shall not have the right to take any actions described in the 2006 Plan that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right or action, the Change of Control would qualify for such treatments and Generex intends to use such treatments with respect to the Change of Control.

A Change in Control of Generex shall be deemed to have occurred if:

(a)        unless the Board approves such acquisition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in a single transaction, of our securities representing more than 50% of the voting power of the then outstanding securities of Generex; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which Generex becomes a subsidiary of another corporation and in which the stockholders of Generex, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(b)        unless the Board approves such acquisition, if in any series of acquisitions any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 2/3 of the voting power of the then outstanding securities of Generex; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which Generex becomes a subsidiary of another corporation and in which the stockholders of Generex, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 2/3 of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

(c)        the consummation of (i) a merger or consolidation of Generex with another corporation where the stockholders of Generex, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of Generex or (iii) a liquidation or dissolution of Generex.

Transferability.  A participant may exercise awards only during his or her lifetime. Awards may not be transferred except upon the death of a participant, by will or under the laws of descent and distribution. Under certain circumstances, we may permit the transfer of an award to a participant’s family member or to one or more trusts established in whole or in part for the benefit of one or more of a participant’s family members.

Withholding.  All grants under the 2006 Plan are subject to applicable U.S. federal (including FICA), state and local tax withholding requirements. Generex has the right to deduct from all grants paid in cash, or from other amounts paid to the grantee, any federal, state or local taxes required by law to be withheld with respect to such grants. Generex may require that the grantee or other person receiving or exercising grants pay to Generex the amount of any federal, state or local taxes that Generex is required to withhold with respect to such grants, or Generex may deduct from other wages paid by Generex the amount of any withholding taxes due with respect to such grants. If the Compensation Committee so permits, a grantee may elect, in the form and manner prescribed by the Compensation Committee, to satisfy Generex’s income tax withholding obligation with respect to options or restricted stock paid in our common stock by having shares withheld up to an amount that does not exceed the grantee’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Forfeiture Provisions.  Unless the grant instrument specifies otherwise, the Board may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unpaid options or restricted stock at any time if the grantee is not in compliance with all applicable provisions of the grant instrument and the 2006 Plan, or if the grantee engages in any “Detrimental Activity.” For purposes of the 2006 Plan, “Detrimental Activity” includes:

(i)           the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with Generex, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of Generex;

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(ii)           the disclosure to anyone outside Generex, or the use in other than Generex’s business, without prior written authorization from Generex, of any confidential information or material, in violation of Generex’s applicable agreement with the grantee or of Generex’s applicable policy regarding confidential information and intellectual property;

(iii)          the failure or refusal to disclose promptly and to assign to Generex, pursuant to Generex’s applicable agreement with the grantee or to Generex’s applicable policy regarding confidential information and intellectual property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the grantee during employment by Generex, relating in any manner to the actual or anticipated business, research or development work of Generex, or the failure or refusal to do anything reasonably necessary to enable Generex to secure a patent in the United States and where appropriate in other countries;

(iv)          activity that results in termination of the grantee’s employment for Cause;

(v)           a violation of any rules, policies, procedures or guidelines of Generex, including (but not limited to) Generex’s business conduct guidelines;

(vi)          any attempt (directly or indirectly) to induce any employee of Generex to be employed or perform services elsewhere or any attempt (directly or indirectly) to solicit the trade or business of any current or prospective customer, supplier or partner of Generex;

(vii)          the grantee’s being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with Generex; or

(viii)          any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of Generex.

Amendments.  The Board may amend the 2006 Plan at any time; provided that, no amendment shall be made without stockholder approval that:

(i)            increases the number of shares which may be issued under the 2006 Plan, except as a result of changes in corporate capitalization or corporate transaction such as merger, consolidation or liquidation;

(ii)            expands the type of awards available under the 2006 Plan;

(iii)           materially expands the class of persons entitled to participate;

(iv)           deletes or limits the restrictions on repricing of options or reduces the price as which shares may be offered under options;

(v)            extends the termination date for making awards under the 2006 Plan; or

(vi)           is otherwise an amendment that would require approval under the stock exchange under which the shares are listed or otherwise under applicable laws or regulations.

Termination of the 2006 Plan.  The 2006 Plan may be terminated by the Board at any time. However, a termination or amendment of the 2006 Plan that occurs after a grant is made must not materially impair the rights of a grantee unless the Grantee consents.

U.S. Federal Income Tax Consequence.  The following is a summary of the U.S. federal income tax consequences of the different awards that may be granted under the 2006 Plan. This summary is not intended to be exhaustive or to describe consequences under particular tax circumstances. Among other things, it does not address possible Canadian, local, state, provincial or foreign tax consequences.

Incentive Stock Options. The value of an incentive stock option is not included in a participant’s income at the time of grant, and the participant does not recognize income on exercise of an incentive stock option. However, when calculating income for alternative minimum tax purposes, the excess (if any) of the fair market value of the shares acquired over the exercise price (the “spread”) generally will be considered part of income. When the participant sells shares of common stock acquired through exercise of an incentive stock option, all gain or loss on the sale of the shares will be treated as capital gain or loss, as long as the participant has held the shares for one year after exercise and two years after grant (the “holding period”). In that case, Generex will not be entitled to a deduction. If the participant has held the shares for at least one year,

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the capital gain or loss will be taxed as long-term capital gain or loss. If the participant sells shares of common stock acquired through exercise of an incentive stock option before the holding period (called a “disqualifying disposition”), the spread, up to the amount of the gain on disposition, will be ordinary income at the time of the disqualifying disposition. In this event, Generex will be entitled to a deduction.

Nonqualified Stock Options. The value of a nonqualified stock option is not included in a participant’s income at the time of grant unless the nonqualified stock option has a readily ascertainable fair market value at the time of grant. Generex does not anticipate that any nonqualified stock option will have a readily ascertainable fair market value at the time of grant. On exercise, the difference between the exercise price of the nonqualified stock option and the fair market value of the shares of common stock acquired will be recognized as ordinary income, subject to federal income tax withholding. In that case, Generex will be allowed a deduction. When the participant sells the shares of common stock acquired through exercise of the nonqualified stock option, all further gain or loss on the sale will be characterized as capital gain or loss. If the participant has held the shares of common stock for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss.

Restricted Stock. A participant will not recognize income tax in connection with the grant of restricted stock, assuming the restrictions are sufficient to prevent such taxation. Rather, the participant will recognize ordinary income on the date the restrictions lapse in an amount equal to the fair market value of the shares on such date (less the purchase price paid by the participant, if any). Generex is entitled to a corresponding deduction on the date the restrictions lapse. However, the participant may elect under Section 83(b) of the Code to recognize ordinary income at the time of grant in an amount equal to the fair market value of the shares on the date of grant (determined without regard to the restrictions). In this event, Generex will have a corresponding deduction. If the participant elects such early taxation under Section 83(b), there is no further income recognition at the time the restrictions lapse, and Generex will not be entitled to any additional deduction. In this case, gain or loss recognized by the participant upon later sale of the shares will be capital gain or loss. If the participant makes the Section 83(b) election, but the stock is forfeited, no tax refund or deduction is available to the participant.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Code, compensation paid to the Chief Executive Officer or any of the next four most highly paid executive officers of Generex (other than our Chief Financial Officer) in excess of $1 million per taxable year generally will be deductible for federal income tax purposes only if it qualifies as performance-based compensation. Awards may be granted under the 2006 Plan which will qualify as performance-based compensation within the meaning of Section 162(m) of the Code and regulations under that section.

What benefits will be received by our directors, officers and employees under the 2006 Plan?

The benefits that will be received in the future under the 2006 Plan by particular individuals or groups are not determinable at this time.  As of February 28, 2014 there were restricted shares and unexercised options outstanding under the 2006 Plan as follows: 492,372 restricted shares and 18,410,244 options, in the aggregate, held by our named executive officers; and 10,000 restricted shares and 4,908,798 options, in the aggregate, held by our employees who are not executive officers, and 470,000 restricted shares and 13,890,348 options, in the aggregate, held by our non-employee directors. See also “Outstanding Equity Awards at 2013 Fiscal Year End” and “Fiscal Year 2013 Director Compensation Table”.

What are the effects of the changes made by the amended and restated Plan on existing stockholders?

Although the increase in the number of shares of common stock available for issuance under the 2006 Plan will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional options, stock awards or performance share awards under the 2006 Plan could affect our stockholders in a number of respects, including by:

·	decreasing the existing stockholders’ percentage equity ownership and voting power, and
·	depending on the price at which such awards are issued, diluting the earnings per share and book value per share of outstanding shares of our common stock at such time.

How many votes are needed for this proposal and how are the votes counted?

The approval of the amended and restated Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the meeting. Abstentions will be counted in tabulations of the votes cast by stockholders on this proposal and will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

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How does the Board of Directors recommend that I vote?

We recommend that you vote For the approval of the amended and restated Generex Biotechnology Corporation 2006 Stock Plan.

OTHER MATTERS

The Generex board of directors is not aware of any other business that may be brought before the special meeting.

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Security Ownership of Certain Beneficial Owners and Management

The table on the following pages sets forth information regarding the beneficial ownership of the common stock by:

·	our directors and named executive officers (including persons who served as principal executive officer and principal financial officer during a portion of the fiscal year ended July 31, 2013);
·	all the named executives and directors as a group; and
·	any person or group known to us that beneficially owns more than five percent (5%) of our outstanding shares of common stock.

The information contained in this table is as of February 28, 2014. At that date, we had 729,647,141 shares of common stock outstanding. A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days. Except as otherwise indicated, the address of each person named in the table below is c/o Generex Biotechnology Corporation, 555 Richmond Street West, Suite 604, Toronto, Canada M5V 3B1.

Beneficial Ownership

Name of Beneficial Owner	Number of Shares	Percent of Class

Named Executives, Directors and Nominees

John P. Barratt (1)	6,899,876	*
Mark Fletcher (2)	13,424,725	1.8%
Brian T. McGee (3)	3,896,131	*
Dr. James Anderson (4)	3,564,341	*
Eric von Hofe, Ph.D. (5)	4,918,798	*
Dr. David Brusegard (6)	4,147,399	*
Stephen Fellows (7)	1,330,492	*
Named Executives and Directors as a group (7 persons)	38,181,762	5.0%

(ii) Other Beneficial Owners (and their addresses)	32,532,856	4.3%
Cranshire Capital Advisors, LLC (8)
3100 Dundee Road, Suite 703
Northbrook, Illinois 60062

* Less than 1%.

(1)	Includes 70,000 shares, 70,000 shares issuable upon stock options granted on October 26, 2004, 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 35,714 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan received in lieu of cash compensation, 100,000 options which were granted on March 8, 2010 under 2006 Plan and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan. Also includes 400,000 options issued March 25, 2011 under the 2001 Stock Option Plan, 100,000 options issued March 25, 2011 under the 2006 Stock Option Plan, 918,033 options issued June 19, 2012 under the 2006 Plan, 2,553,191 options issued April 1, 2013 under the 2006 Plan, 592,593 options issued June 6, 2013 under the 2006 Plan and 1,810,345 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (1,410,345).
(2)	Includes 286,077 shares, 250,000 shares issuable upon exercise of stock options granted on April 5, 2005 with an effective date of December 13, 2004 under the 2001 Plan, 470,726 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 300,000 options which were granted on March 8, 2010 under 2006 Plan and 175,000 shares of restricted stock granted in August 2007 under the 2006 Stock Plan, which shares were vested as of August 17, 2009. Also includes 400,000 options issued March 25, 2011 under the 2001 Stock Option Plan, 1,100,000 options issued March 25, 2011 under the 2006 Stock Option Plan, 1,457,195 options issued June 19, 2012 under the 2006 Plan, 5,143,787 options issued April 1, 2013 under the 2006 Plan, 1,587,300 options issued June 6, 2013 under the 2006 Plan and 2,254,640 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (1,854,640).
(3)	Includes 70,000 shares issuable upon exercise of stock options granted on October 26, 2004, 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan, 35,714 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan received in lieu of cash compensation, 100,000 options which were granted on March 8, 2010 under the 2006 Plan and 150,000 shares of restricted stock awarded on May 30, 2006 under the 2006 Plan. Also includes 100,000 shares acquired in February and March 2006, 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan, 508,197 options issued June 19, 2012 under the 2006 Plan, 1,413,374 options issued April 1, 2013 under the 2006 Plan, 328,042 options issued June 6, 2013 under the 2006 Plan and 890,804 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (490,804).
(4)	Includes 409,836 options issued June 19, 2012 under the 2006 Plan, 1,139,818 options issued April 1, 2013 under the 2006 Plan, 1,296,296 options issued June 6, 2013 under the 2006 Plan and 718,391 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (318,391).

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(5)	Includes 10,000 shares of common stock held by Dr. von Hofe awarded on March 5, 2007 under the 2006 Plan. Also includes 100,000 shares issuable upon exercise of stock options granted on October 26, 2004, 35,000 shares issuable upon exercise of stock options granted on July 29, 2005, 100,000 options which were granted on October 10, 2009 under the 2006 Plan, 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan, 626,292 options issued June 21, 2012 under the 2006 Plan, 2,177,267 options issued April 1, 2013 under the 2006 Plan, 682,210 options issued June 6, 2013 under the 2006 Plan and 988,029 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (588,029).
(6)	Includes 31,295 shares of common stock held by Dr. Brusegard, 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan, 546,448 options issued June 20, 2012 under the 2006 Plan, 1,928,925 options issued April 1, 2013 under the 2006 Plan, 595,239 options issued June 6, 2013 under the 2006 Plan and 845,492 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (445,492).
(7)	Includes 250,000 options which were granted on March 8, 2010 under the 2006 Plan, 35,000 options which were granted on October 10, 2009 under the 2006 Plan and 200,000 options issued March 25, 2011 under the 2001 Stock Option Plan and 845,492 options issued October 31, 2013 under the 2001 (400,000) and 2006 Plans (445,492).
(8)	This information is as of December 31, 2013 per a Schedule 13G filed on February 14, 2014 on behalf of (i) Cranshire Capital Advisors, LLC, a Delaware limited liability company (“CCA”), and (ii) Mitchell P. Kopin, an individual (“Mr. Kopin" together with CCA, the “Reporting Persons”). CCA serves as the investment manager to Cranshire Capital Master Fund, Ltd., a Cayman Islands exempted company (“Cranshire Capital Master Fund”). In such capacity, CCA exercises voting and investment power over the shares of Common Stock held for the account of Cranshire Capital Master Fund. CCA is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended.

As of the close of business on December 31, 2013, each of the Reporting Persons may be deemed to have beneficial ownership of 32,532,856 shares of Common Stock, which consists of (i) 353,333 shares of Common Stock held for the account of Cranshire Capital Master Fund, (ii) 14,003,640 shares of Common Stock issuable upon exercise of a warrant (the “ Warrant ”), (iii) 5,611,238 shares of Common Stock issuable upon exercise of a second warrant (the “ Second Warrant ”) and (iv) 12,564,645 shares of Common Stock issuable upon exercise of a third warrant (the “ Third Warrant ”), in each case of clauses (ii), (iii) and (iv) above, held by Cranshire Capital Master Fund, and all such shares of Common Stock represent beneficial ownership of approximately 4.99% of the Common Stock, based on (1) 619,781,525 shares of Common Stock issued and outstanding on December 6, 2013, as reported in the Form 10-Q filed by the Issuer on December 9, 2013 plus (2) 14,003,640 shares of Common Stock issuable upon exercise of the Warrant, (3) 5,611,238 shares of Common Stock issuable upon exercise of the Second Warrant and (4) 12,564,645 shares of Common Stock issuable upon exercise of the Third Warrant.

The foregoing excludes (I) 7,764,913 shares of Common Stock issuable upon exercise of the Third Warrant because the Third Warrant contains a blocker provision under which the holder thereof does not have the right to exercise the Third Warrant to the extent that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 4.99% of the Common Stock and (II) an aggregate of 16,971,929 shares of Common Stock issuable upon exercise of other warrants held by Cranshire Capital Master Fund (the “ Other Warrants ”) because each of such Other Warrants contains a blocker provision under which the holder thereof does not have the right to exercise such Other Warrants to the extent that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 4.99% of the Common Stock. Without such blocker provisions, each of the Reporting Persons may be deemed to have beneficial ownership of 57,269,698 shares of Common Stock.

CERTAIN TRANSACTIONS

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in the change in control of Generex.

Related Transactions

Review of Related Party Transactions

We presently have a policy requiring approval by stockholders or by a majority of disinterested directors of transactions in which one of our directors has a material interest apart from such director's interest in Generex. We also have a policy requiring the approval by the Audit Committee for any transactions in which a director or an executive officer has a material interest apart from such director's or officer’s interest in Generex.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that Generex's directors and executive officers, and any persons who own more than ten percent (10%) of Generex's common stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Generex. Such persons are required by SEC regulations to furnish Generex with copies of all such reports that they file. To the knowledge of Generex, based upon its review of these reports, all Section 16 reports required to be filed by its directors and executive officers during the fiscal year ended July 31, 2013 were filed on a timely basis.

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OTHER INFORMATION

Annual Report

Copies of our Annual Report on Form 10-K for the fiscal year ended July 31,2013, as amended (without exhibits or documents incorporated by reference therein), are available without charge to stockholders upon written request to the Secretary of Generex at Generex Biotechnology Corporation, 555 Richmond Street West, Suite 604, Toronto, Ontario, Canada M5V 3B1, by calling 416-364-2551 or via the Internet at www.generex.com.

Stockholders are referred to the report for financial and other information about Generex, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the Next Annual Meeting

Any proposals of stockholders intended to be presented at the 2015 annual meeting of stockholders must be received by Generex at 555 Richmond Street West, Suite 604, Toronto, Ontario, Canada M5V 3B1, no later than December 12, 2014 in order to be included in the proxy materials and form of proxy relating to such meeting. It is suggested that stockholders submit any proposals by an internationally recognized overnight delivery service to the Secretary of Generex at its principal executive offices located at 555 Richmond Street West, Suite 604, Toronto, Ontario, Canada M5V 3B1. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for such meeting. The 2015 annual meeting is tentatively scheduled to take place in May 2015.

For business to be properly brought before the 2015 annual meeting by a stockholder in a form other than a stockholder proposal requested to be included in Generex’s proxy materials, any stockholder who wishes to bring such business before the annual meeting of stockholders must give notice of such business in writing to the Secretary of Generex not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Secretary of Generex not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by Generex's bylaws. A copy of these bylaw requirements will be provided upon request in writing to David Brusegard, Secretary, at the principal offices of Generex.

If there should be any change in the foregoing submission deadlines, Generex intends to publicly disseminate information concerning the change.

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Appendix A

GENEREX BIOTECHNOLOGY CORPORATION

AUDIT COMMITTEE CHARTER

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the Company's financial statements and reports and (2) the independence and performance of the Company's auditors. The Committee shall be solely responsible for the appointment, compensation, retention and oversight of the work of any independent auditors employed by the Company for the purpose of preparing or issuing an audit report or related work. The independent auditor so employed shall report directly to the Committee.

The Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that such delegation is in compliance with Section 10A(i)(3) of the Exchange Act and the rules thereunder and decisions of such subcommittees to grant pre-approvals shall be presented to the Committee at its next scheduled meeting. The Committee shall not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

The Committee shall have the authority to retain independent legal, accounting or other consultants or advisors to advise it. The Committee shall have the authority to request any officer or employee of the Company or the Company's outside counsel, auditor or other consultant or advisor to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee. The Company shall provide sufficient funds to the Committee for the retention, use or employment of any legal, accounting or other consultant or advisor by the Committee that is necessary for the Committee to carry out its duties under this Charter.

The Committee shall:

1.	Review and reassess the adequacy of this Charter from time to time and recommend any proposed changes to the Board for approval.

2.	Review the Company's annual audited financial statements with management and the Company's independent auditor, including major issues regarding accounting and auditing principles and practices.

3.	Review with management and the Company's independent auditor any significant financial reporting issues and judgments observed by or brought to the attention of the Committee relative to the preparation of the Company's financial statements.

4.	Review the Company's quarterly financial statements prior to the filing of its Form 10-Q.

5.	Review any proposed major changes to the Company's auditing and accounting principles prior to their adoption.

6.	Receive periodic reports from the Company's independent auditor regarding the auditor's independence, discuss such reports with the auditor, and recommend any Board action deemed necessary and appropriate by the Committee to assure the independence of the auditor.

7.	Ensure the rotation of the audit partners of the independent auditor to the extent required by law.

8.	Recommend to the Board policies for the Company's hiring of employees, or former employees, of the Company's independent auditor who participated in any capacity in the audit of the Company, prior to the Company's hiring any such persons.

9.	Review and discuss reports from the independent auditor on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material communications between the independent auditor and management.

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10.	Discuss with the independent auditor the matters required to be discussed with the Committee by the independent auditor under Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company's financial statements.

11.	Review with the Company's independent auditor any problems or difficulties the auditor may have encountered, as well as any management letter provided by the auditor and the Company's response to that letter.

12.	Review and discuss with management, the independent auditor and the Controller: (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the independent auditor or management); (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.

13.	Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

14.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

15.	Review with the Company's attorneys such legal matters as the Committee determines may have a material impact on the Company's financial statements.

16.	Evaluate together with the Board the performance of the Company's independent auditor.

17.	Review the appointment and any replacements of the Company's principal accounting officer.

18.	Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Committee shall consist of no fewer than three members. Each member of the Committee shall be independent and shall have the ability to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement. For purposes of this Charter, to be considered "independent" a Committee member: (1) must meet the independence requirements of the NASDAQ Stock Market, Inc. and any U.S. Securities and Exchange Commission regulation applicable to the Company; and (2) may not, other than in his or her capacity as a member of the Committee, (a) accept any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof, or (b) be an affiliated person of the Company or any subsidiary thereof.

Committee members shall be members of the Board of the Company and shall be nominated and elected by the full Board annually. The full Board shall promptly fill vacancies that may occur on the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, or comparable experience or background (including, for example, being or having been a chief executive officer, chief financial officer or other senior corporate officer with financial oversight responsibilities) which results in such member having financial sophistication. The qualifications of Committee members shall be determined by the full Board.

Meetings of the Committee may be called from time to time by the Chairman or any two members of the Committee upon not less than seventy-two (72) hours prior notice (which may but need not state the business intended to be conducted at the meeting), provided that a meeting may be held without such notice if all members are present or, if absent, waive notice of the meeting. A majority of the members of the Committee shall constitute a quorum for the purpose of taking any action upon any matter than may come before it, and the Committee may take any action which it is authorized to take as a committee without the necessity of a meeting if all members of the Committee consent in writing in accordance with Section 141(f) of the Delaware General Corporation Law. The Chairman of the Committee shall promulgate such other rules or procedures as he or she deems necessary or appropriate for the proper and efficient conduct of the business of the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure the Company's compliance with laws and regulations relating to financial disclosure or any other area.

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Appendix B

May 29, 2007

Corporate Governance and Nominating Committee Charter

This corporate governance and nominating committee (the “Committee”) charter was adopted by the board of directors (the “Board”) of Generex Biotechnology Corporation (the “Company”) on May 29, 2007.

This charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations, and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and bylaws, it is not intended to establish by its own force any legally binding obligations.

I. Purpose

The Committee helps ensure that the Board governance system performs well, with specific responsibility for making recommendations to the Board on Board organization and procedures, performance evaluation of the Board and individual directors, and nomination of directors. This Committee works closely with the President & Chief Executive Officer of the Company and the Chairperson of the Board.

The Board believes that diversity is an important attribute of a well-functioning board. It is the responsibility of the Committee to recommend for selection a slate of qualified candidates to serve as directors of the Company. Among the responsibilities of the Committee shall be to advise the Board on matters of diversity, including race, gender, culture, and geography, and recommend, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience, and expertise.

II. Committee Membership

Committee members must be a majority of independent directors, as defined by the NASDAQ Stock Market’s Marketplace Rules.

III. Committee Meetings

The Committee shall meet on a regularly scheduled basis at least four times per year, or more frequently as circumstances dictate.

The Committee shall meet at least annually with the President & Chief Executive Officer of the Company and the General Counsel of the Company and any other corporate officers the Board and Committee deem appropriate to discuss and review the performance evaluations of officers and directors.

IV. Key Responsibilities and Duties

The Committee will conduct an annual evaluation of its effectiveness, to determine if the purpose and responsibilities are consistent with the guidelines of this Charter of the Corporate Governance and Nominating Committee, and are clearly aligned with the Company's strategic corporate governance and nominating goals and objectives.

In addition, the Committee will:

1.	Review with the Board on an annual basis the appropriate skills and characteristics required on the Board in the context of the strategic direction of the Company.
2.	Review Board composition to ensure that the Board reflects a balance of knowledge, experience, skills, expertise, and diversity, including racial and gender diversity required for the Board to fulfill its duties.
(i).	Develop a set of criteria for Board membership that strives to attain a diversity of background and skills for the Board.

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(ii).	Create a search protocol that seeks qualified Board candidates from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations, and professions such as accounting, human resources, and legal services.
(iii).	Strive for the inclusion of diverse groups, knowledge, and viewpoints. To accomplish this, the committee may retain an executive search firm to help meet the committee’s diversity objective, as well as form alliances with organizations representing the interests of women and minorities. In connection with its efforts to create and maintain a diverse board, the governance committee will:

Develop recruitment protocols that seek to include diverse candidates in any director search. These protocols should take into account that qualified, but often overlooked, candidates may be found at the senior levels in a broad array of organizations, including academic institutions, privately held businesses, nonprofit organizations, and trade associations, in addition to the traditional candidate pool of corporate directors and officers.

Strive to use, to their fullest potential, the current network of organizations and trade groups that may help identify diverse candidates.

Periodically review director recruitment and selection protocols so that diversity remains a component of any director search.

(iv).	The Committee shall seek diverse populations, expertise, and viewpoints for representation on the Board. The Board recognizes, however, that the representation of any specific characteristic may vary over time.
3.	Manage the process whereby the full Board annually assesses its performance, and then report the results of this evaluation to the Board along with any recommendations for improvements.
4.	Manage the process whereby the current Board members are evaluated individually by the Board at the time they are considered for re-nomination, and provide advice to individual Board members based on these evaluations.
5.	Upon receiving the resignation letter required from any director who makes a principal occupation change (including retirement), and after considering advice from the Chairperson of the Board and the President & Chief Executive Officer of the Company, recommend to the full Board whether to accept the resignation.
6.	Recommend for Board approval a definition of what constitutes an independent director. The definition should be in compliance with relevant standards by regulators and listing bodies.
7.	Investigate any potential conflict of interest by a director as assigned to it by the Board.
8.	Recommend to the Board the existing directors to be re-nominated, after considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the individual evaluations of the directors, and the wishes of existing Board members to be re-nominated.
9.	Review with the Board on an annual basis the appropriate skills and characteristics required of new Board members. (See also items 1, 2, and 4.)
10.	Solicit nominations for new directors and screen the list of potential new directors submitted to it by other directors or any other sources. Decide whether the assistance of a search firm is needed, and, if so, choose the firm. This Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.
11.	After a review of Board candidates and after considering the advice of the chairperson of the Board and the President & Chief Executive Officer of the Company, designate which candidates are to be interviewed. Candidates at a minimum are interviewed by the chairperson of this Committee, the chairperson of the Board, and the President & Chief Executive Officer of the Company, but may be interviewed by other directors.
12.	After the interviews, recommend for Board approval any new directors to be nominated. Prior to the final vote of the Board on the nomination of a new director, arrange for the selected candidate to meet all existing directors not yet met.
13.	Design an orientation program for new directors and consult with them on their progress.

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14.	Recommend committee assignments, including committee chairmanships, to the full Board for approval. This is done after receiving advice from the chairperson of the Board and the President & Chief Executive Officer of the Company, and with consideration of the desires of individual Board members.
15.	Review annually the corporate governance guidelines and committee charters and recommend to the Board any needed changes.
16.	Keep abreast of the developments in the corporate governance field that might affect the Company.
17.	Jointly with the Company’s Compensation Committee, recommend to the Board the compensation to be paid to directors, including the chairperson of the Board.
18.	If a separate chairperson of the Board or a lead director has not been selected, then the governance and nominating committee has two additional duties:
(i).	Work with the chairperson of the Compensation Committee on issues of management objectives, Chief Executive Officer evaluation, and management development and succession.
(ii).	Work with the Chief Executive Officer of the Company to establish an annual schedule of agenda items and present this proposed schedule to the Board for approval at its first meeting of the year. The chairperson of this Committee meets with the Chief Executive Officer of the Company as needed during the year to discuss a specific agenda for each Board meeting.

V. Authority

This Committee has the power to delegate aspects of its work to independent subcommittees, with Board approval. Furthermore, the Board may allocate any of the responsibilities of this committee to a separate committee, provided that the committee is composed of a majority of independent directors. Any such committee must have a published committee charter.

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Appendix C

FORM OF CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

GENEREX BIOTECHNOLOGY CORPORATION

Generex Biotechnology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: That, in accordance with Section 242 of the DGCL, the Board of Directors of Generex Biotechnology Corporation (the “Corporation”), by unanimous written consent filed with the minutes of the Board of Directors, duly adopted by resolution the amendment (the “Amendment”) to the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and directed that said Amendment be submitted to the stockholders of the Corporation for consideration.

SECOND: That thereafter, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon approved the Amendment at a special meeting of the Corporation’s stockholders in accordance with Section 242 of the DGCL.

THIRD: Effective upon the filing of this Certificate of Amendment with the Delaware Secretary of State, the Certificate of Incorporation is hereby amended by deleting Article FOURTH in its entirety and replacing it with the following:

“FOURTH: The aggregate number of shares of all classes of stock that this Corporation shall have the authority to issue after giving effect to the Reverse Stock Split (as defined herein) is [ ] [1]shares, consisting of (a) [ ] shares of common stock, par value $.001 per share, and (b) 1,000,000 shares of preferred stock, par value $.001 per share. The preferred stock may be issued in one or more series and may have preferences as to dividends and to liquidation of the Corporation. The Board of Directors of the Corporation shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock or any series thereof.

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate if Amendment to the Restated Certificate of Incorporation, each [number][2] shares of the Corporation’s common stock, issued and outstanding immediately prior to the Effective Time, shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof, subject to treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share of common stock shall be entitled to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”) shall thereafter represent that number of shares of common Stock into which the shares of common stock represented by such Old Certificate shall have been combined, subject to the elimination of fractional share interests as set forth above. Shares of common stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of common stock.”

FOURTH: This Certificate of Amendment will be effective upon filing.

IN WITNESS WHEREOF, Generex Biotechnology Corporation has caused this Certificate of Amendment to the Restated Certificate of Amendment to be signed by Mark A. Fletcher, its President & Chief Executive Officer, this      day of                     , 201_.

GENEREX BIOTECHNOLOGY CORPORATION

By:
Mark A. Fletcher
President & Chief Executive Officer

[1] Following the Reverse Stock Split, the number of authorized shares of Common Stock will be reduced in proportion to the ratio utilized by the Board of Directors in the Reverse Stock Split.
[2] The ratio for the Reverse Stock Split will selected by our Board of Directors in its discretion

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Appendix D

AMENDED AND RESTATED GENEREX BIOTECHNOLOGY CORPORATION

2006 STOCK PLAN

The purpose of the Amended and Restated Generex Biotechnology Corporation 2006 Stock Plan (the “Plan”) is to provide (i) designated employees of Generex Biotechnology Corporation (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

1. Administration

(a) Board or Committee. The Plan shall be administered and interpreted by the Board or by a committee which may consist of two or more persons who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act. However, the Board may ratify or approve any grants as it deems appropriate. References in the Plan to the “Board” shall be deemed to refer to the committee.

(b) Board Authority. The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant and (v) deal with any other matters arising under the Plan.

(c) Delegation. The Board may delegate certain of its duties to one or more of its members or to one or more agents as it may deem advisable. The Board may employ attorneys, agents, consultants, accountants or other persons, and shall be entitled to rely upon the advice, opinions or valuations of such persons.

(d) Board Determinations. The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board’s interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2. Grants

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”) and restricted stock as described in Section 6 (“Restricted Stock”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). The Board shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock, par value $0.001 per share, of the Company (“Company Stock”) that may be issued or transferred under the Plan or upon which awards under the Plan may be granted is one hundred & thirty-five million (135,000,000) shares, all of which may be issued pursuant to Incentive Stock Options. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan, unless otherwise provided by the Board.

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(b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

4. Eligibility for Participation

(a) Eligible Persons. All employees of the Company and its subsidiaries (“Employees”) and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees. The Board shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines. Employees, Non-Employee Directors and Key Advisors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

5. Granting of Options

(a) Type of Option and Price.

(i) The Board may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code). Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors. Unless otherwise provided in the Grant Instrument, any Option granted under this Plan to an Employee is intended to be an Incentive Stock Option; provided, however, that if the Plan is not approved by the Company’s stockholders within 12 months of the Plan’s effective date, all Options granted under the Plan will be Nonqualified Stock Options.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Board and must not be less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii) The Fair Market Value per share of the Company Stock shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the closing price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Board.

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(b) Option Term. The Board shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant, which date of grant is determined by the Board. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Grant Instrument. Unless a different vesting schedule is specified by the Board in a Grant Instrument, Options granted under this Plan shall vest in one-quarter increments over 4 years beginning with the first annual anniversary of the date of grant. The Board may accelerate, and may provide in the Grant Instrument for the acceleration of, the exercisability of any or all outstanding Options at any time for any reason.

(d) Reload Options. In the event that shares of Company Stock are used to exercise an Option, the terms of such Option may provide for a Grant of additional Options, or the Board may grant additional Options, to purchase a number of shares of Company Stock equal to the number of whole shares used to exercise the Option and the number of whole shares, if any, withheld in payment of any taxes. Such Options shall be granted with an Exercise Price equal to the Fair Market Value of the Company Stock on the date of grant of such additional Options, or at such other Exercise Price as the Board may establish, for a term not longer than the unexpired term of the exercised Option and on such other terms as the Board shall determine.

(e) Dividend Equivalents. The Board may not grant dividend equivalents in connection with Options granted under the Plan.

(f) Limit on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

(g) Termination of Employment, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than (A) termination by the Company without Cause (as defined below), (B) termination of employment or service by the Grantee after at least 90 days advance written notice by the Grantee of the effective date of such termination, (C) Disability (as defined below) or (D) death, any Option held by the Grantee shall terminate immediately (unless the Board specifies otherwise). In addition, notwithstanding any other provision of this Section 5, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(ii) In the event that a Grantee ceases to be employed by, or provide service to, the Company as a result of a termination without Cause by the Company, or if the Grantee provides the Company with at least 90 days advance written notice of the effective date of such termination of employment or service with the Company, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

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(iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(g)(ii) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(v) For purposes of this Section 5(g) and Section 6:

(A) The term “Company” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

(B) “Employed by, or provide service to, the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Board determines otherwise.

(C) “Disability” shall mean a Grantee’s becoming disabled under the Company’s long-term disability plan, or, if the Grantee is not covered under such plan or no such plan is maintained, and in the case of an Incentive Stock Option, “Disability” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(D) “Cause” shall mean, except to the extent specified otherwise by the Board, a finding by the Board that the Grantee (i) has breached his or her employment or service contract with the Company, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) has breached any written confidentiality, non-competition or non-solicitation agreement between the Grantee and the Company or (v) has engaged in such other behavior detrimental to the interests of the Company as the Board determines.

(vi) Notwithstanding anything set forth above, the Board may provide that an Option granted to a Key Advisor shall not terminate or otherwise be affected by any termination of service by the Key Advisor.

(h) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. Along with the notice of exercise, the Grantee shall pay the Exercise Price in respect of the exercise of an Option as specified by the Board (i) in cash, (ii) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) valued at Fair Market Value on the date of exercise, (iii) with the approval of the Board, by surrender of outstanding awards under the Plan or (iv) by such other method as the Board may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

6. Restricted Stock

The Board may grant Restricted Stock to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Board deems appropriate. The following provisions are applicable to Restricted Stock:

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to a Grant of Restricted Stock may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may, but shall not be required to, establish conditions under which restrictions on Restricted Stock shall lapse over a period of time or according to such other criteria as the Board deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

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(b) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(g)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(c) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 8(a). A stock certificate representing the shares of Restricted Stock shall be registered in the Grantee’s name but shall be held in the custody of the Company for the Grantee’s account.

(d) Right to Vote and to Receive Dividends. Unless the Board determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares.

(e) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock, that the restrictions shall lapse without regard to any Restriction Period.

7. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other amounts paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. The Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Board so permits, a Grantee may elect, in the form and manner prescribed by the Board, to satisfy the Company’s income tax withholding obligation with respect to Options or Restricted Stock paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

8. Transferability of Grants

(a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Board, pursuant to a domestic relations order or otherwise as permitted by the Board. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Board may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Board may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

9. Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Unless the Board approves such acquisition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in a single transaction, of securities of the Company representing more than 50 percent of the voting power of the then

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outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50 percent of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(b) Unless the Board approves such acquisition, if in any series of acquisitions any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 2/3 of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 2/3 of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

(c) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50 percent of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) a liquidation or dissolution of the Company.

10. Consequences of a Change of Control

(a) Notice and Acceleration. 30 days prior to a Change of Control, unless the Board determines otherwise, (i) all outstanding Options shall become exercisable in full and (ii) the restrictions and conditions on all outstanding Restricted Stock shall lapse. Notwithstanding the foregoing, the Board may provide in one or more particular Grant Instruments for accelerated vesting in connection with a Change in Control without any Board discretion to determine otherwise. The Board shall provide notice to Grantees of the Change of Control as soon as practicable prior to the Change of Control.

(b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Board may take one or both of the following actions with respect to any or all outstanding Options: (i) the Board may require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options; or (ii) the Board may, after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination or settlement shall take place as of the date of the Change of Control or such other date as the Board may specify.

(d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Board shall not have the right to take any actions described in the Plan (including without limitation actions described in subsection (c) above) that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right or action, the Change of Control would qualify for such treatments and the Company intends to use such treatments with respect to the Change of Control.

11. Requirements for Issuance or Transfer of Shares

(a) Stockholder’s Agreement. The Board may require that a Grantee execute a stockholder’s agreement, with such terms as the Board deems appropriate, with respect to any Company Stock issued or distributed before a Public Offering pursuant to this Plan.

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(b) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(c) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successors or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwritten offering (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12. Cancellation and Rescission of Options and Restricted Stock

(a)     Unless the Grant Instrument specifies otherwise, the Board may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unpaid Options or Restricted Stock (for purposes of this Section 12, an “Award”) at any time if the Grantee is not in compliance with all applicable provisions of the Grant Instrument and the Plan, or if the Grantee engages in any “Detrimental Activity.” For purposes of this Section 12, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, in violation of the Company’s applicable agreement with the Grantee or of the Company’s applicable policy regarding confidential information and intellectual property; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s applicable agreement with the Grantee or to the Company’s applicable policy regarding confidential information and intellectual property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Grantee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company, or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent in the United States and where appropriate in other countries; (iv) activity that results in termination of the Grantee’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including (but not limited to) the Company’s business conduct guidelines; (vi) any attempt (directly or indirectly) to induce any employee of the Company to be employed or perform services elsewhere or any attempt (directly or indirectly) to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Grantee’s being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

(b)     Upon exercise, payment or delivery pursuant to an Award, the Grantee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Grantee fails to comply with the provisions of paragraphs (a)(i)-(viii) of this Section 12 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Grantee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Grantee by the Company.

(c)     The Board, in its sole discretion, may grant to a Grantee, in exchange for the surrender and cancellation of an award previously granted to the Grantee, a new award in the same or different form and containing such terms, including without limitation a price that is higher or lower than any price provided in the award so surrendered or cancelled.

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13. Amendment and Termination of the Plan

(a) Amendment. The Board may amend the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

(b) Termination of Plan. No Incentive Stock Option may be granted more than ten years from the Plan’s effective date. The Plan may be terminated by the Board at any time.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts pursuant to Section 19(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15. Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

16. No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18. Effective Date of the Plan

The Plan shall be effective on April 1, 2006.

19. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Board may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Board shall prescribe the provisions of the substitute grants.

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(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or 422 of the Code which shall have been incorporated in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

(c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

(d) Other Restrictions. Notwithstanding any other provision of this Plan, Company Stock issued or distributed pursuant to this Plan may be subject to other restrictions described in the Company’s by-laws.

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